Exhibit 10.81

AMENDED AND RESTATED LOAN AGREEMENT
between
SHR MLB, LLC,
a Delaware limited liability company,
as Borrower
and
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation,
as Lender
Dated as of January 29, 2015
Relating to Property Located at:
Montage Laguna Beach
30801 South Coast Highway
Laguna Beach, California 92651

i

ii

LIST OF EXHIBITS
EXHIBIT A    -    LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B    -    OPERATING AGREEMENTS
EXHIBIT C    -    EASEMENT AGREEMENTS
EXHIBIT D    -    FORM OF CONSENT AND JOINDER

iii

AMENDED AND RESTATED LOAN AGREEMENT
This Amended and Restated Loan Agreement (this “Agreement”) is entered into as of January 29, 2015, by and between SHR MLB, LLC, a Delaware limited liability company (“Borrower”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Lender”).
RECITALS:
A.    Lender and Laguna Beach Luxury Hotel LLC, a Delaware limited liability company (“LBLH”) previously entered into that certain Loan Agreement dated as of July 2, 2014 (the “Original Loan Agreement”). In connection therewith, LBLH executed in favor Lender that certain Promissory Note dated as of July 2, 2014 in the principal amount of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) (the “Original Note”). The Original Loan Agreement and the Original Note evidence a mortgage loan made by Lender to LBLH in the original principal amount of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) (the “Loan”).
B.    The Loan is secured by, among other things, (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 2, 2014, executed by LBLH, as grantor, to Commonwealth Land Title Company, a California corporation, as trustee, in favor of Lender, as beneficiary, and recorded on July 3, 2014 in the Official Records of the Recorder’s Office of Los Angeles County, California (the “Official Records”) as Instrument No. 2014000264232 (the “Original Deed of Trust”), encumbering LBLH’s interest in the parcels of land described on Exhibit A attached hereto and by this reference made a part hereof, together with the improvements thereon and (ii) that certain Assignment of Leases and Rents dated as of July 2, 2014, executed by LBLH in favor of Lender and recorded on July 3, 2014 in the Official Records as Instrument No. 2014000264233 (the “Original Assignment of Leases and Rents”).
C.    As a condition precedent to entering into the Original Loan Agreement, (i) LBLH entered into that certain Environmental Indemnification Agreement dated July 2, 2014 (the “Original Environmental Indemnification Agreement”), (ii) Ohana Real Estate Holdings, LLC, a Delaware limited liability company entered into that certain Recourse Guaranty Agreement dated as of July 2, 2014 (the “Original Recourse Guaranty Agreement”), and (iii) LBLH, Montage Hotels & Resorts, LLC, a Nevada limited liability company (“Hotel Manager”), and Lender executed that certain Hotel Manager Subordination, Non-Disturbance and Attornment Agreement dated as of July 2, 2014 and recorded on July 3, 2014 in the Official Records as Instrument No. 2014000264234 (the “Original Subordination of Management Agreement”).
D.    LBLH and Borrower have requested that Lender permit LBLH to enter into certain transactions in accordance with Section 8.4 of the Original Loan Agreement which will result in the transfer of title to the Premises (as hereinafter defined) to Borrower, subject, however, to the terms of the Original Loan Agreement, the Original Note, the Original Deed of Trust, the Original Assignment of Leases and Rents, the Original Subordination of Management Agreement and the other “Loan Documents” (as defined in the Original Loan Agreement) to which LBLH is party (other than the Original Environmental Indemnification Agreement).

1

E.    Lender is willing to allow such transfer, provided that, among other requirements set forth in Section 8.4 of the Original Loan Agreement, (i) Borrower shall, pursuant to amended and restated versions of the same, as described in more detail below, assume the obligations and indebtedness evidenced by the Original Note and the obligations of LBLH under and pursuant to the Original Loan Agreement, the Original Deed of Trust, the Original Assignment of Leases and Rents and the Original Subordination of Management Agreement, (ii) Master Tenant (as hereinafter defined) shall execute and deliver in favor of Lender the Master Tenant Security Agreement (as hereinafter defined), (iii) Borrower and Strategic Hotel Funding, L.L.C, a Delaware limited liability company (“Strategic”), shall execute and deliver in favor of Lender that certain Environmental Indemnification Agreement (as the same may be amended, modified, consolidated or extended from time to time, the “Environmental Indemnification Agreement”), (iv) Strategic shall execute and deliver in favor of Lender that certain Recourse Guaranty Agreement (as the same may be amended, modified, consolidated or extended from time to time, the “Recourse Guaranty Agreement”), and (v) Borrower, Master Tenant and Lender shall execute and deliver the Subordination (as hereinafter defined).
F.    As of the date hereof, Borrower is assuming the obligations and indebtedness evidenced by the Original Note, and the obligations of LBLH pursuant to the Original Loan Agreement, the Original Deed of Trust, the Original Assignment of Leases and Rents and the Original Subordination of Management Agreement, by entering into, as applicable (i) that certain Amended and Restated Promissory Note of even date herewith made by Borrower in favor of Lender in the principal amount of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) (as the same may hereafter be amended, modified, split, consolidated or extended, hereinafter, the “Note”), which amends and restates the Original Note in its entirety, (ii) this Loan Agreement, which amends and restates the Original Loan Agreement in its entirety, (iii) that certain Amended and Restated Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower in favor of Lender (as the same may be amended, modified, consolidated or extended from time to time, the “Deed of Trust”), which amends and restates the Original Deed of Trust in its entirety, (iv) that certain Amended and Restated Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender (as the same may be amended, modified, consolidated or extended from time to time, the “Assignment of Leases and Rents”), which amends and restates the Original Assignment of Leases and Rents in its entirety, and (v) that certain Amended and Restated Hotel Manager Subordination, Non-Disturbance and Attornment Agreement of even date herewith by and among Borrower, Lender, Master Tenant and Hotel Manager (as the same may be amended or modified from time to time, the “Hotel Manager Subordination”), which amends and restates the Original Subordination of Management Agreement in its entirety.
G.    As of the date hereof, the outstanding principal balance of the Loan is One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).
NOW, THEREFORE, in consideration of the terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties agree to be bound as follows:

2

Article 1

CERTAIN DEFINITIONS
Section 1.1    Certain Definitions. As used in this Agreement, the following terms shall mean:
“Acceleration Event” is defined in Section 2.5(c).
“Acceptable Lease” means each Lease that (a) has not been amended (unless such amendment has been approved by Lender or does not require Lender’s approval hereunder) and (b) is either in effect on the date hereof, has been approved by Lender, or does not require Lender’s approval hereunder.
“ACH” is defined in Section 2.7(a).
“Additional Collateral” means the Collateral, as such term is defined in the Master Tenant Security Agreement.
“Administrative Agent” means Cornerstone Real Estate Advisers Inc. or any successor pursuant to Article 13.
“Advances” means, other than Loan proceeds, all amounts of money advanced or paid and all out of pocket costs and expenses incurred by Administrative Agent or Lender, as provided in this Agreement or in any other Loan Document, upon failure of Borrower to pay or perform any obligation or covenant contained herein or in such other Loan Document.
“Affiliate” means any Person Controlled by, in Control of or under common Control with any other Person.
“Agreement” means this Amended and Restated Loan Agreement, as amended from time to time.
“Annual Operating Plan” means each annual operating budget prepared by Hotel Manager pursuant to Section 4.1 of the Management Agreement.
“Anti-Money Laundering Laws” means the USA Patriot Act of 2001, as amended, the Bank Secrecy Act, as amended, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

3

“Applicable Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.
“Appurtenances” is defined in the Granting Clauses of the Deed of Trust.
“Assignment and Assumption” means an assignment and assumption of the Loan entered into by a Lender and a permitted assignee.
“Assignment of Leases and Rents” is defined in the Recitals.
“Associations” means, collectively, the Laguna Beach Colony Villas Association, a California non-profit mutual benefit corporation, and the Laguna Beach Colony Estates Association, a California non-profit mutual benefit corporation.
“Bankruptcy Proceeding” means any proceeding, action, petition or filing under the Federal Bankruptcy Code or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts.
“Borrower” is defined in the introductory paragraph on page one of this Agreement, and also includes any subsequent owner of the Mortgaged Property and its or their respective permitted successors and assigns.
“Borrower Easements” is defined in Section 6.3(b).
“Borrower’s Affidavit” means that certain Borrower’s Affidavit dated as of the date hereof, executed by Borrower for the benefit of Lender.
“Borrower’s knowledge” means the actual (as distinguished from imputed or constructive) knowledge of Eric Hassberger. Lender acknowledges that the foregoing individual is identified solely for the purpose of defining the scope of Borrower’s knowledge and not for the purpose of imposing personal liability or creating any duties running from any such individual to Lender. As used herein, the phrases “to the knowledge of Borrower”, and other similar phrases, shall have meanings correlative to the foregoing.
“Business Day” means any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.
“Cash Collateral Account” is defined in Section 5.5(a).
“Cash Trap DACA” is defined in Section 5.5(a).
“Cash Trap Event” is defined in Section 5.5.
“Cash Trap Payment Waterfall” is defined in Section 5.5(b).
“Cash Trap Period” is defined in Section 5.5.

4

“CCA Request” is defined in Section 5.5(d).
“CC&Rs” means that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions of the Laguna Beach Colony Destination Resort Community dated as of December 10, 2002, executed by the City of Laguna Beach, a municipal corporation, the Laguna Beach Colony Estates Association, a California nonprofit mutual benefit corporation, and Laguna Beach Resorts LLC, a Delaware limited liability company, and recorded in the Official Records on December 12, 2002 as Document No. 2002001132724.
“Closed Prepayment Date” is defined in Section 2.5(a).
“Closing Date” means the date title to the Premises is transferred to Borrower.
“Collateral” is defined in the Granting Clauses of the Deed of Trust.
“Collusive Involuntary” is defined in Section 11.1(c)(viii).
“Competitor” means a Person or an Affiliate of a Person that is in the business of owning, operating, licensing (as licensor) or franchising (as franchisor) a recognized (whether internationally, nationally or regionally) hotel brand or lodging system of hotels that has at least five (5) hotels that are classified as “luxury” and/or “upper upscale” hotels by the Smith Travel Research Chain Scale Rating; provided, however, neither (i) a Person or an Affiliate of a Person that merely directly or indirectly owns hotels (as opposed to managing, licensing (as licensor) or franchising (as franchisor) a group of hotels) nor (ii) a Financial Investor will be considered to be a “Competitor”.
“Constituent Transfer” is defined in Section 8.2.
“Contest Deposit Amount” is defined in Section 5.3(b).
“Contract Rate” is defined in Section 2.2(a).
“Control” means the power to direct the decision-making, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise; and the terms “Controlling” or “Controlled” have meanings correlative to the foregoing. A Person shall be deemed to have Control notwithstanding that a third party may have veto or approval rights over certain defined actions of a Person who otherwise possesses power to direct or cause the direction of the management and policies of that Person. Likewise, a Person shall not be deemed to have Control over another Person solely as a result of possessing veto or approval rights over certain defined actions of such other Person.
“Control Party” means Strategic or, following the execution of any Replacement Indemnity and/or Replacement Guaranty, any Replacement Guarantor.
“Conveyance” is defined in Section 8.1.
“Costs” is defined in Section 12.24.

5

“Cure Notice” is defined in Section 9.1(c).
“Custodial Funds” means any funds collected for the behalf of any third party that is not an Affiliate of Borrower or Hotel Manager that must be paid or remitted to such third party and so are not properly considered revenue of the Hotel Property, including, without limitation, the following: (a) sales, use and occupancy or other taxes (whether added on to the sales price or included therein) collected from hotel guests or patrons and either remitted, or required to be remitted to appropriate taxing authorities; (b) tips, gratuities or service charges with respect to food, beverage, banquet or other guest services paid or received via credit card; (c) rooms, baggage, handling or service fees paid to or retained by employees; (d) payments or fees received from or on behalf of hotel guests, patrons or owners of residential condominium units located in the building which contains the Hotel Property, and paid to third party service providers, such as movie rental payments, or owners of residential condominium units located in the building which contains the Hotel Property; (e) amounts collected from hotel guests, patrons or owners of residential condominium units located in the building which contains the Hotel Property, on behalf of hotel tenants, owners of residential condominium units located in the building which contains the Hotel Property or other third parties; and (f) amounts paid out to hotel guests, patrons or owners of residential condominium units located in the building which contains the Hotel Property, for checks cashed, per diem expense allowances paid and the like.
“Debt Service” means the sum of the monthly installments of principal and interest under the Loan for the applicable number of months for which the Debt Service is being calculated.
“Debt Service Coverage Ratio” means, as of the date such calculation is made, the ratio, as determined by Lender in its reasonable discretion, of (a) Net Operating Income from the Mortgaged Property for the applicable number of months for which the Debt Service Coverage Ratio is being calculated, to (b) Debt Service for the same measured period of time.
“Deed of Trust” is defined in the Recitals.
“Default Rate” is defined in Section 2.2(c).
“Deficiency Amount” is defined in Section 3.2(d)(iv).
“Deposit Agreement” is defined in Section 5.4(a).
“Deposit Bank” is defined in Section 5.4(a).
“Development Agreement” is defined in Exhibit B.
“Dollars” and “$” means lawful money of the United States of America.
“Easement Agreements” is defined in Section 6.3(b).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.13 hereof.

6

“Environmental Indemnification Agreement” is defined in the Recitals.
“Environmental Insurance” is defined in Section 3.1(d).
“Equipment” is defined in the Granting Clauses of the Deed of Trust.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the IRS Code, of which Borrower is a member, and (b) solely for purposes of potential liability or any lien arising under Section 302 of ERISA and Section 412 of the IRS Code, described in Section 414(m) or (o) of the IRS Code, of which Borrower is a member.
“Event of Default” means any one or more of the events described in Section 9.1.
“Excess Cash EOD” means an Event of Default that (a) can be cured by the application of funds then on deposit in the Cash Collateral Account, and (b) will be cured by the application of such funds pursuant to Sections 5.5 hereof, at such time as Lender makes such funds available for such purpose, provided Lender has received written direction from Borrower to so apply such funds.
“Excess Operating Revenue” means any excess Operating Revenue remaining with respect to any calendar month following (in no particular order) (a) the payment of all Operating Expenses and other expenses permitted to be incurred by Hotel Manager pursuant to the Management Agreement (but excluding any incentive management fees due to Hotel Manager pursuant to the Management Agreement) incurred during such calendar month, (b) the payment of Debt Service due and payable during such calendar month, (c) the funding of any required amounts into the FF&E Reserve and any other reserve required hereunder or under the Management Agreement during such calendar month, and (d) the funding of the Working Capital Reserve for the Hotel Property by the Hotel Manager (in an amount not to exceed projected cash flow needs for the Hotel Property for the immediately succeeding two (2) months, as determined by the Hotel Manager).
“Excluded Taxes” means any of the following Applicable Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Applicable Taxes imposed on or measured by net income (however denominated), franchise Applicable Taxes, and branch profits Applicable Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Applicable Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Applicable Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.4, amounts with respect to such Applicable Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

7

(c) Applicable Taxes attributable to such Lender's failure to comply with Section 6.4(g) and (d) any U.S. federal withholding Applicable Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the United States Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the United States Code.
“Federal Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time or any successor statute.
“FF&E” means all fixtures, furnishings, equipment (including operating equipment, operating supplies and fixtures attached to, and forming part of, the improvements on the Hotel Property), apparatus and other personal property used in, or held in storage for use in (or if the context so dictates, required in connection with), or required for the operation of the Hotel Property, including without limitation, (a) office furnishings and equipment, (b) specialized hotel equipment necessary for the operation of any of the improvements on the Hotel Property, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking space, and spa and recreational facilities, (c) design and project fees, shipping costs, taxes, warehousing and installation, (d) flooring, floor coverings, wall coverings, paint and window treatments, and (e) all other furnishings and equipment as Borrower deems necessary or desirable for the operation of the Hotel Property.
“FF&E Certificate” means each certain certified report delivered to Lender when and as required by Section 7.1(a)(vi) detailing amounts deposited into the FF&E Reserve during the immediately preceding calendar year and reconciling the use of the funds therein for the payment Qualifying Expenditures during such year.
“FF&E Reserve” is defined in Section 5.4(a).
“FF&E Reserve Deposit” is defined in Section 5.4(a).
“Financial Information” is defined in Section 7.1.
“Financial Information Fee” is defined in Section 7.1(c).
“Financial Investor” a Person or Affiliate of a Person who is an investor having only a financial interest in any hotel brand or lodging systems, so long as such Person is not involved in the direction or control of, and has no power to direct or control, (a) the day-to-day operations and management for a hotel brand or lodging system or (b) the marketing or strategic planning for a hotel brand or lodging system.
“Fiscal Year” means each calendar year during the term of this Agreement, or such other fiscal year of Borrower as Borrower may select from time to time with prior written notice to Lender.

8

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“Hotel Employee Parking Lot” means the portion of the Mortgaged Property described in the legal description on Exhibit A attached hereto as “Parcel F.”
“Hotel Manager” is defined in the Recitals.
“Hotel Manager Subordination” is defined in the Recitals.
“Hotel Operating Accounts” is defined in Section 5.2(f).
“Hotel Property” means the luxury hotel, with conference, banquet, spa and other facilities located on the Land and commonly known as “Montage Laguna Beach”, which is leased to Master Tenant pursuant to and more properly defined in the Master Tenant Lease.
“Impositions” means all taxes or payments in lieu of taxes of every kind and nature and assessments, levies and all other charges imposed upon or assessed, in each case by any applicable governmental or regulatory authority against the Mortgaged Property or any portion thereof (including the Property Income), and any stamp or other taxes which might be required to be paid, or with respect to any of the Loan Documents, any of which might, if unpaid, affect the enforceability of any of the remedies provided in this Agreement or any other Loan Documents or result in a lien on the Hotel Property or any portion thereof, regardless of to whom assessed.
“Improvements” is defined in the Granting Clauses of the Deed of Trust.
“Indebtedness” means the aggregate of all principal and interest payments that accrue or are due and payable in connection with the Loan, together with all other obligations and liabilities and all amounts of money advanced or paid or due as provided in this Agreement or in any other Loan Document, and all costs and expenses incurred by Lender hereunder or under any other Loan Document which are the obligation of Borrower pursuant to the terms of the Loan Documents.
“Indemnified Taxes” means (a) Applicable Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of, any obligation of Borrower under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitor” means Strategic or any Replacement Guarantor (following the execution of any Replacement Indemnity and/or Replacement Guaranty), and any other guarantor or indemnitor of all or any of Borrower’s obligations or liabilities under the Loan Documents, including but not limited to Article 11 hereof.
“Intangibles” is defined in the Granting Clauses of the Deed of Trust.
“Investor” is defined in Section 12.13.

9

“IRS Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
“Land” means the parcel or parcels of land described in Exhibit A attached hereto and by this reference made a part hereof.
“Late Charge” is defined in Section 2.2(b).
“LBLH” is defined in the Recitals.
“Lease Approval Package” is defined in Section 5.1(a).
“Leases” is defined in the Granting Clauses of the Deed of Trust.
“Legal Requirements” means all applicable existing and future United States federal, state and local laws, ordinances, rules and regulations and court orders affecting the Mortgaged Property, Borrower, Master Tenant, or Indemnitor including those pertaining to zoning, subdivision, land use, environmental, traffic, fire, building, occupational safety, health and Americans with Disabilities Act.
“Lender” means, collectively, Massachusetts Mutual Life Insurance Company, a Massachusetts corporation, any other holders from time to time of the Note as permitted under this Agreement and their respective successor and assigns.
“Lender Parties” means Lender, Cornerstone Real Estate Advisers LLC, Cornerstone Real Estate Advisers Inc., any present and future Administrative Agent, loan participants and co-lenders as permitted under this Agreement and each of their respective directors, officers, employees, shareholders, agents, affiliates, heirs, legal representatives, successors and assigns.
“Lien” means any interest, claim, security interest or encumbrance of or in the Mortgaged Property, the Hotel Property or the Additional Collateral, securing an obligation owed to, or a claim by, any Person other than the owner of the Mortgaged Property, the Hotel Property or such Additional Collateral, as applicable, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or under any ground leases and any other lease forming a part of the Mortgaged Property, or any mechanic’s, materialmen’s and other similar liens.
“Loan” means the loan to be evidenced by the Note and made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.
“Loan Documents” means collectively, this Agreement, the Note, the Deed of Trust, the Assignment of Leases and Rents, the Environmental Indemnification Agreement, the Recourse Guaranty Agreement, the Master Tenant Security Agreement, the Hotel Manager Subordination, the Subordination, the Uniform Commercial Code Financing Statements naming Borrower as debtor and Lender as secured party and all other documents now or hereafter executed by Borrower or any other Person to evidence or secure the payment of the Indebtedness or the performance of Borrower

10

or otherwise now or hereafter executed in connection with this Agreement, the Note or the Deed of Trust and all amendments, modification, restatements, extensions, renewals and replacements of the foregoing.
“Loan Term” means the term of the Note from the date of the Note through and including the Maturity Date.
“Losses” means all claims, suits, liabilities, actions, proceedings, obligations, debts, losses, costs, fines, penalties, charges, fees, expenses, judgments (including on account of any successful claim against Lender by a third party for or on account of such third party’s consequential damages, or any award to such third party on account of a successful claim styled as special or punitive damages), awards, amounts paid in settlement and damages of every kind and nature to the extent of Lender’s actual out-of-pocket costs (including, but not limited to, reasonable out-of-pocket attorneys' fees and the costs and all expenses of collection and enforcement), but excluding lost profits, diminution in value, special damages, consequential damages (other than Lender’s reasonably incurred out-of-pocket third party fees, costs and expenses for attorneys, accountants or other consultants) or punitive damages.
“Management Agreement” means that certain Management Agreement dated January 22, 2003, by and between Laguna Beach Resorts LLC, a Delaware limited liability company, and Hotel Manager, as assigned to LBLH pursuant to that certain Assignment and Assumption of Management Agreement dated June 25, 2003, between Laguna Beach Resorts LLC, a Delaware limited liability company, and LBLH, as amended by that certain Amendment to Management Agreement dated as of October 13, 2008, between LBLH and Hotel Manager, and as assumed by Master Tenant pursuant to that certain Assignment and Assumption of Hotel Management Agreement dated as of the date hereof by and among Master Tenant, LBLH and Hotel Manager.
“Marijuana Related Use” is defined in Section 6.16.
“Master Lease” means that certain Lease Agreement dated as of the date hereof between Borrower and Master Tenant.
“Master Tenant” means DTRS MLB, LLC, a Delaware limited liability company, or any successor or assignee thereof.
“Master Tenant Security Agreement” means that certain Collateral Assignment and Security Agreement dated as of the date hereof, executed by Master Tenant in favor of Lender.
“Maturity Date” means August 1, 2021.
“Monthly Payment Differential” is defined in Section 2.5.
“Mortgaged Property” means the Premises and the Collateral.
“MT Qualified Real Estate Investor” means a reputable entity which is reasonably determined by Lender to have satisfied all of the following conditions: (a) has a net worth of not less than Two Hundred Million Dollars ($200,000,000), (b) has not been (i) in default beyond

11

applicable notice and cure periods on any indebtedness or loan from Lender or any Affiliate of Lender at any time in the last five (5) years, or (ii) subject of any criminal charges or proceedings, (c) has not been involved in litigation with Lender or any affiliate of Lender, and (d) is not listed on, included within, or an Affiliate of any Person listed on or included within, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended by OFAC through the date the determination of MT Qualified Real Estate Investor is made.
“Net Operating Income” means, as determined by Lender in its reasonable discretion, the difference between Operating Revenues and Operating Expenses for the specified period of time for which Net Operating Income is being calculated. The applicable Permitted Assignor shall provide Lender with such Permitted Assignor’s proposed calculation of Net Operating Income, certified by such Permitted Assignor or Hotel Manager, together with all relevant supporting detail required to determine the same. Lender shall then perform Lender’s own reasonable independent calculation of Net Operating Income, which shall be the definitive determination of Net Operating Income, absent manifest error.
“New Lease” is defined in Section 5.1(a).
“New Sublease” is defined in Section 5.1(a).
“NFIP” is defined in Section 3.1(a).
“Note” is defined in the Recitals.
“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control, or any successor or replacement agency.
“OFAC Prohibited Person” means a country, territory, or a Person that is, or that is owned, Controlled by, acting on behalf of or affiliated with any Person that is, (a) listed on, included within or, with respect to any Person, an Affiliate of any Person listed on, OFAC’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise prohibited by OFAC or any other Anti-Money Laundering Laws, or (b) obligated to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from any of the Mortgaged Property, directly or indirectly, to any of (i) countries, (ii) territories, (iii) Persons or Affiliates thereof on such list or prohibited by such laws.
“Official Records” is defined in the Recitals.
“Operating Agreements” means the management agreements, leasing commission agreements, and other agreements concerning the Hotel Property set forth in Exhibit B, including any and all modifications, amendments, side letters and extensions relating thereto set forth on Exhibit B or otherwise approved by Lender to the extent required by this Agreement or any other Loan Document.

12

“Operating Expenses” means the amount of all ordinary, reasonable and customary operating expenses applicable to the Hotel Property for the same specified period of time as Operating Revenues, including, but not limited to, (a) expenses for utilities, administration, housekeeping, cleaning, landscaping, security, repairs and maintenance, ground rent payments, if any, hotel management fees, fully assessed (or estimated fully assessed) real estate and other taxes and assessments, and insurance premiums; and (b) the amount of money that would be required to make any required FF&E Reserve Deposit for the same specified period of time; but excluding from any such expenses any capital expenditures, debt service, any deductions for federal, state and other income taxes, depreciation or amortization of capital expenditures (including, if applicable, leasing commissions, tenant improvements, and other leasing costs) and other similar non-cash items.
“Operating Revenues” means the amount of all of the gross rents, room rentals, food and beverage revenues and all other income from the operation of the Hotel Property during a specified period of time.
“Other Connection Taxes” means, with respect to any Lender, Applicable Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Applicable Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Applicable Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Applicable Taxes that are Other Connection Taxes imposed with respect to an assignment.
“PACE Lien” means any lien, tax or special assessment or any other encumbrance relating to a PACE Loan on or affecting all or any portion of the Mortgaged Property or any interest therein, or any direct or indirect interest in Borrower.
“PACE Loan” means a loan to finance energy efficient improvements and renewable energy projects, or other similar initiatives, and commonly known as “Property-Assessed Clean Energy (PACE) Loan”, as the same may now or hereafter be more particularly defined and described in any applicable Legal Requirements or promulgated by any governmental authority.
“Parking Lot Easement” means that certain perpetual, non-exclusive, appurtenant easement of ingress and egress set forth in the certain Grant Deed recorded in the Official Records on September 15, 1997 as Document No. 19970449412.
“Partial Interest Transfer” is defined in Section 8.3.
“Participation” is defined in Section 12.13.

13

“Payment Date” means the first (1st) Business Day of each calendar month from the date hereof to and including the Maturity Date.
“Permitted Assignor” is defined in Section 8.4.
“Permitted Encumbrances” means with respect to the Premises, collectively, (i) the outstanding liens, easements, restrictions, security interests and other exceptions to title expressly set forth in Schedule B to pro-forma title insurance policy no. CA-SFXFC-IMP-81307-1-1-14-0801106 issued prior to the Closing Date by Commonwealth Land Title Insurance Company insuring the Deed of Trust for the benefit of Lender, (ii) the liens and security interests in favor of Lender created by the Loan Documents, (iii) Leases existing as of the date hereof and hereafter entered into in accordance with the terms and provisions of this Agreement, any memorandum thereof and any subordination, nondisturbance and/or attornment agreements in connection therewith which has been executed by Lender, and any recorded assignment or mortgage of any such Lease permitted pursuant to the terms and provisions of such Lease, (iv) non-delinquent real property taxes and special assessments, (v) zoning and other regulatory laws and ordinances affecting the Premises, and (vi) Liens with respect to purchases of equipment or leases of equipment entered into in accordance with this Agreement, (vii) Liens being contested by Borrower in accordance with the terms of this Agreement or the other Loan Documents, (viii) any interests of Manager pursuant to the Management Agreement (provided, however, nothing herein shall be deemed to permit any lien rights of Manager against the Mortgaged Property, which lien rights shall not be Permitted Encumbrances) and (ix) such other matters as are expressly set forth in the Loan Documents; provided, however, that the term “Permitted Encumbrances” shall expressly exclude any liens granted, or assessments agreed to, by Borrower in connection with any PACE Loan.
“Person” means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.
“Plan Assets Regulation” is defined in Section 6.10.
“Preliminary Title Report” is defined in Section 6.3(b).
“Premises” means the Land, the Improvements and the Appurtenances.
“Prepayment Date” means the date set forth in Borrower’s written notice to Lender (as required under Section 2.5) of Borrower’s intention to make a prepayment of the Loan, or, if no such notice is required or provided, the date of any prepayment of the Loan, in whole or in part.
“Prepayment Premium” is defined in Section 2.5(b).
“Principal” means each Person that directly or indirectly Controls Borrower or Indemnitor.
“Proceeds” is defined in the Granting Clauses of the Deed of Trust.
“Processing Fee” is defined in Section 8.3(b)(iv)(E).

14

“Property Condition Report” means that certain Property Condition Report for Montage Laguna Beach dated May 23, 2014, prepared by Terracon Consultants, Inc. as Project No. FR148511 Task 2.
“Property Income” is defined in the Granting Clauses of the Deed of Trust.
“Proposed Partial Interest Transferee” is defined in Section 8.3(b)(iv).
“Proposed Transferee” is defined in Section 8.4.
“Qualified Real Estate Investor” means Indemnitor or another reputable entity which is determined by Lender in its reasonable discretion to have satisfied all of the following conditions: (a) either (i) the proposed transferee or its sponsor has at least ten (10) years of experience owning and/or managing luxury hotels and has (x) total assets with a current market value of not less than One Billion Dollars ($1,000,000,000), (y) net worth of not less than Five Hundred Million Dollars ($500,000,000), and (z) liquid assets of not less than Ten Million Dollars ($10,000,000), or (ii) in the event the proposed transferee or its sponsor have less than ten (10) years of experience in owning and/or managing luxury hotels, the proposed transferee or its sponsor has (x) total assets with a current market value of not less than One Billion Five Hundred Million Dollars ($1,500,000,000), (y) net worth of not less than Seven Hundred Fifty Million Dollars ($750,000,000), and (z) liquid assets of not less than Fifteen Million Dollars ($15,000,000); and (b) neither the proposed transferee nor any principal, Affiliate, parent or other majority owner of the proposed transferee, as of the date of the closing of the applicable transfer or at any time prior thereto, is or has been (i) in default beyond applicable notice and cure periods on any indebtedness or loan from Lender or any Affiliate of Lender at any time in the last five (5) years, (ii) except with respect to a fund or similarly structured investment vehicle, or any subsidiary thereof, which has since liquidated, ended its applicable investment period, or wound up, involved as a debtor or as the principal of a debtor in any voluntary bankruptcy, reorganization or insolvency proceeding or any such proceeding solicited by or arising as the result of collusion with the petitioning creditors by the proposed transferee or any principal, Affiliate, parent or other majority owner of such proposed transferee, (iii) the subject of any criminal charges or proceedings, (iv) involved in litigation with Lender or any Affiliate of Lender, or (v) listed on, included within, or an Affiliate of any Person referred to in, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended by OFAC through the date the determination of Qualified Real Estate Investor is made. All of the foregoing conditions must be satisfied as of the date of the request for approval of a Constituent Transfer as provided in Section 8.2, a Partial Interest Transfer as provide in Section 8.3 or a Title Transfer as provided in Section 8.4 and on the date of the proposed closing of said transfer.
“Qualified Transferee” means a reputable entity which is reasonably determined by Lender in its reasonable discretion to have satisfied all of the following conditions: (a) the proposed transferee or its sponsor has (i) total assets with a current market value of not less than One Billion Dollars ($1,000,000,000), (ii) net worth of not less than Five Hundred Million Dollars ($500,000,000), and (iii) liquid assets of not less than Ten Million Dollars ($10,000,000); and (b) neither the proposed transferee nor any principal, Affiliate, parent or other majority owner of the proposed transferee, as of the date of the closing of the applicable transfer or at any time prior

15

thereto, is or has been (i) in default beyond applicable notice and cure periods on any indebtedness or loan from Lender or any Affiliate of Lender at any time in the last five (5) years, (ii) except with respect to a fund or similarly structured investment vehicle, or any subsidiary thereof, which has since liquidated, ended its applicable investment period, or wound up, involved as a debtor or as the principal of a debtor in any voluntary bankruptcy, reorganization or insolvency proceeding or any such proceeding solicited by or arising as the result of collusion with the petitioning creditors by the proposed transferee or any principal, Affiliate, parent or other majority owner of such proposed transferee, (iii) the subject of any criminal charges or proceedings, (iv) involved in litigation with Lender or any Affiliate of Lender, or (v) listed on, included within, or an Affiliate of any Person referred to in, Executive Order 13324 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended by OFAC through the date the determination of Qualified Real Estate Investor is made. All of the foregoing conditions must be satisfied as of the date of the request for approval of a Constituent Transfer as provided in Section 8.2 or a Partial Interest Transfer as provide in Section 8.3 and on the date of the proposed closing of said transfer.
“Qualifying Expenditures” means: (i) those FF&E and capital expenditures permitted to be made by Hotel Manager without Borrower’s or Master Tenant’s consent or prior approval under the terms of the Management Agreement; and (ii) any other FF&E and capital expenditures appearing in the Annual Operating Plan then in effect.
“Recourse Guaranty Agreement” is defined in the Recitals.
“Register” is defined in Section 12.15.
“Rents” is defined in the Assignment of Leases and Rents.
“Replacement Indemnity” is defined in Section 8.4(f).
“Replacement Guarantor” is defined in Section 8.4(f).
“Replacement Guaranty” is defined in Section 8.4(g).
“Required Deferred Maintenance” means any maintenance at the Hotel Property that is (a) necessary for the health, safety, protection or welfare of the transient occupants of the Hotel Property or employees of Hotel Manager, (b) required under applicable laws, or (c) otherwise recommended from time to time by Hotel Manager if, in the context of such recommended maintenance, failure to perform the same could be reasonably anticipated to result in substantial impairment to the physical condition of the Hotel Property (“Recommended Deferred Maintenance”); provided, however, to the extent Borrower and/or Master Tenant has a bona fide dispute with Hotel Manager as to the need, scope, cost or timing of any Recommended Deferred Maintenance, such Recommended Deferred Maintenance shall not be deemed Required Deferred Maintenance hereunder until the earlier of (i) Borrower, Master Tenant and Hotel Manager agreeing as to the need, scope, timing and cost of such Recommended Deferred Maintenance and (ii) any disputes as to such need, scope, timing and/or cost have been conclusively resolved pursuant to the dispute resolution process set forth in the Management Agreement.

16

“Securities” is defined in Section 12.13.
“Securitization” is defined in Section 12.13.
“SNDA” is defined in Section 5.1(c).
“SPE Requirements” is defined in Section 6.12.
“State” means the state or commonwealth in which the Land is situated.
“Strategic” is defined in the Recitals.
“Sublease” means any sublease of the Hotel Property or any portion thereof entered into or executed by Master Tenant, excluding any Transient Occupancy Lease.
“Subordination” means that certain Subordination and Conditional Non-Disturbance and Attornment Agreement dated as of the date hereof between Borrower, Lender and Master Tenant.
“Title Transfer” is defined in Section 8.4.
“Title Transfer Processing Fee” is defined in Section 8.4(a).
“Transfer” is defined in Section 12.13.
“Transfer Fee” is defined in Section 8.4(j).
“Transfer LTV Requirement” is defined in Section 8.4(k).
“Transfer Partial Prepayment” is defined in Section 8.4(n).
“Transient Occupancy Leases” is defined in Section 5.1(c).
“TRIPRA” is defined in Section 3.1(b).
“Treasury Issue” means United States Treasury issued bills, notes and bond instruments specifically excluding any strips, inflation indexed issues and other types of derivative instruments.
“Uniform System of Accounts” means the Uniform System of Accounts for Hotels, Tenth Revised Edition, as published by the Hotel Association of New York City, Inc., as the same may be amended from time to time.
“Upstream Owner” means any Person having a direct or indirect legal, beneficial or other ownership interest in Borrower (e.g., if Borrower is a limited liability company, and one of Borrower’s members is a limited partnership, whose partner is a corporation, then such limited partnership, corporation and the shareholders of such corporation would each be an Upstream Owner), but excluding any Person who would be considered an Upstream Owner solely due to such Person’s direct or indirect legal, beneficial or other ownership interest in the publicly traded securities of an Upstream Owner and any Person who holds an Operating Partnership unit in Strategic issued

17

from and after the date hereof in connection with the acquisition by Strategic, or any subsidiary thereof, of additional assets from and after the date hereof.
“U.S. Person” means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the United States Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (f) of Section 6.4.
“Waste Event of Default” means a default under the Loan Documents for any physical waste to any portion of the Hotel Property for which Borrower has not commenced and diligently pursued the cure thereof within the applicable notice and cure period set forth in the Loan Documents. For purposes hereof, physical waste shall mean active physical waste and the failure of Borrower to contribute (or to cause Master Tenant to contribute) sufficient capital to perform any Required Deferred Maintenance.
“Withholding Agent” means Borrower.
“Work” is defined in Section 3.2(a).
“Working Capital Reserve” means the working capital reserve maintained by the Hotel Manager for working capital needs relating to the Hotel Property from time to time.
Section 1.2    Interpretation.
For all purposes under and pursuant to this Agreement and each other Loan Document, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
(a)    the capitalized terms defined in this Article have the meanings assigned to them in this Article, include the plural as well as the singular, and, when used with respect to any instrument, contract or agreement, include all extensions, modifications, amendments and supplements from time to time thereto;
(b)    the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement and each other Loan Document as a whole and not to any particular Article, Section, or other subdivision;
(c)    the words “include” and “including” and other words of similar import shall be construed as if followed by the phrase “, without limitation,”;
(d)    Lender’s consent, approval, acceptance or determination under the Loan Documents shall be in Lender’s sole discretion, unless a different standard for consent, approval, acceptance or determination is expressly set forth in the Loan Documents;
(e)    any provision of the Loan Documents permitting the recovery of “attorneys’ fees”, “attorneys’ fees and expenses”, “attorneys’ fees and costs” or “attorneys’ fees, costs and expenses” or any similar term shall: (i) include all reasonable out-of-pocket costs and expenses,

18

including reasonable out-of-pocket attorneys’ fees, costs and expenses related or incidental to, or incurred in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any of the Loan Documents, as well as any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise; and (ii) be separate and several and survive merger into judgment; and
(f)    references to any Section, Article or Exhibit in a Loan Document shall mean a section, article or exhibit to such Loan Document, unless provided otherwise.
ARTICLE 2

LOAN TERMS
Section 2.1    The Loan and the Note.
Lender agrees, on the terms and conditions of this Agreement, to make the Loan, and Borrower agrees to accept the Loan, in the principal amount of ONE HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($150,000,000.00), and to repay the Loan in accordance with this Agreement, the Note and the other Loan Documents. The Note evidences the indebtedness of Borrower under the Loan.
Section 2.2    Interest Rate; Late Charge; Default Rate.
(a)    Except for any time when the Default Rate is applicable pursuant to the terms of this Agreement, the outstanding principal balance of the Loan (including any amounts added to principal in accordance with the Loan Documents) shall bear interest at a rate equal to THREE AND 90/100 PERCENT (3.90%) per annum (the “Contract Rate”). All interest accruing on the Loan shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each, except that any interest due at any time for a period of less than a full calendar month shall be calculated by multiplying the Contract Rate by a fraction, the numerator of which is the actual number of days elapsed in such partial month and the denominator of which is three hundred sixty (360).
(b)    If any regular monthly installment of principal or interest due under this Agreement (except for the payment of principal and/or interest amount due on the Maturity Date, as the same may be accelerated pursuant to the terms hereof), or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Agreement or any other Loan Document within seven (7) days following the date the same is due, Borrower shall pay to Lender a late charge (the “Late Charge”) of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender’s incurred cost of collection occasioned by such late payment. Notwithstanding the foregoing, prior to any acceleration of the Maturity Date by Lender because of the occurrence of an Acceleration Event, Lender shall only charge the Late Charge with respect to regular monthly installments of principal or interest due and not paid according to the prior

19

sentence; provided, however, from and after any such acceleration of the Maturity Date, Lender shall be entitled to charge the Late Charge with respect to any regular monthly installment of principal or interest due under this Agreement (except for the payment of principal and/or interest amount due on the Maturity Date, as the same may be accelerated pursuant to the terms hereof). Any Late Charge incurred shall be immediately due and payable. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payment of installments and deposits as and when the same are due and payable. The Late Charge represents the reasonable estimate of Borrower and Lender of a fair average compensation for loss that may be sustained by Lender as a result of the failure of Borrower to make timely payments. Such Late Charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid upon a default hereunder or under any other Loan Document, including without limitation interest at the Default Rate, or to declare a default hereunder, under the Deed of Trust or under any other Loan Document.
(c)    Following the occurrence and during the continuance of an Event of Default or from and after the Maturity Date, the unpaid principal balance of the Loan shall bear interest at the per annum interest rate (the “Default Rate”) equal to the lesser of:

(i)	the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

(ii)	the sum of three percent (3%) plus the Contract Rate.
Interest at the Default Rate as provided in this Section shall be immediately due and payable to Lender and shall constitute additional Indebtedness evidenced by the Note and secured by the Loan Documents.
Section 2.3    Terms of Payment. The Loan shall be payable by Borrower as follows:
(a)    On the date the Loan is made, a payment of interest only shall be due and payable for the period from such date to the first (1st) day of the next calendar month;
(b)    Successive monthly installments of interest (in arrears) only in the amount of Four Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($487,500.00), shall be made on the first (1st) day of September 2014 and on the first (1st) day of each calendar month thereafter up to and including the first (1st) day of August 2017;
(c)    Successive monthly installments of principal and interest (in arrears), in the constant amount of Seven Hundred Seven Thousand Five Hundred Two and 31/100 Dollars ($707,502.31), shall be made on the first (1st) day of September 2017 and on the first (1st) day of each calendar month thereafter up to and including the first (1st) day of the month immediately prior to the Maturity Date. The monthly payments of combined principal and interest required under this Agreement are based upon a thirty (30) year amortization period; and
(d)    On the Maturity Date or on any earlier date as a result of an Acceleration Event, Borrower shall pay all outstanding principal, accrued and unpaid interest, and any other

20

amounts due under the Loan Documents. Borrower acknowledges that, since the Loan Term is shorter than the amortization period, all or a substantial portion of the principal amount of the Loan will be due on the Maturity Date.
Borrower and Lender acknowledge and agree that the Note amends and restates the Original Note in its entirety, and after the date hereof, the Original Note shall be of no further force or effect; provided, however, that sums advanced under the Original Note and pursuant to the applicable provisions of the Original Loan Agreement shall be deemed to have been advanced, and sums paid shall be deemed to have been paid, under the Note and the applicable provisions of this Agreement.
Section 2.4    Loan Term. The Loan Term commenced on July 2, 2014 and shall terminate on the Maturity Date.
Section 2.5    Prepayment. There are no full or partial prepayment privileges of the principal amount of the Loan except as set forth in this Agreement:
(a)    Borrower shall have the right to pay the Loan in full (but, other than with respect to Transfer Partial Prepayments pursuant to Section 8.4(n) hereof, not in part) on any Business Day on or after, but not prior to August 1, 2016 (the “Closed Prepayment Date”), provided that no Acceleration Event has occurred and Borrower gives Lender at least thirty (30) days’ prior written notice (which notice shall be revocable for any reason prior to the previously noticed Prepayment Date upon written notice to Lender (which may be, subject to compliance with Section 12.1, on the anticipated prepayment date) provided that Borrower shall be liable for, and within ten (10) Business Days of written demand, shall pay to Lender, all of Lender’s Losses associated with such revocation) of its intention to make any such prepayment, the Prepayment Date (which date can be subsequently adjourned by Borrower from time to time for no more than thirty (30) days in the aggregate upon written notice to Lender) and the amount to be prepaid, and that Borrower also pays to Lender on the actual Prepayment Date, as consideration for the privilege of making such prepayment, the Prepayment Premium, plus Lender’s loan servicing fee through and including the end of the then current calendar month in which the prepayment is made.
(b)    The “Prepayment Premium” shall be equal to the greater of (x) or (y) where:

(x)	is equal to the amount to be prepaid multiplied by one percent (1%); and

(y)	is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the Reinvestment Yield on a monthly basis.
The “Monthly Payment Differential” means the monthly interest (without amortization), which would be earned if the prepayment were invested at the Contract Rate less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

21

The “Reinvestment Yield” means fifty (50) basis points, plus the yield to maturity of a Treasury Issue, adjusted from a semi-annual rate to a monthly rate, which has the closest maturity (month and year) prior to the Maturity Date, as quoted in The Wall Street Journal published in print or on-line on the second (2nd) calendar day immediately preceding the date for prepayment, but if said second (2nd) day is not a Business Day, then as quoted on the preceding Business Day. If more than one Treasury Issue has the same maturity date, then the Treasury Issue having the market yield that differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such Treasury Issue information in print or on-line on the applicable date, then any other publication selected by Lender (in its reasonable discretion) quoting daily market yields for Treasury Issues may be used.
(c)    If the Maturity Date is accelerated by Lender in accordance with this Agreement because of the occurrence and continuance of an Event of Default or as otherwise provided in the Loan Documents (an “Acceleration Event”), the acceleration shall be deemed to be an election on the part of Borrower to prepay the Loan. Accordingly, there shall be added to the amount due after an Acceleration Event, the Prepayment Premium or Closed Period Prepayment Premium, as applicable, calculated as set forth below and using as the Prepayment Date the date on which any tender of payment is made, and Borrower agrees to pay the same. Any tender of payment made (or judgment entered) after acceleration by or on behalf of Borrower (including payment by any guarantor or purchaser at a foreclosure sale), shall include the Prepayment Premium or Closed Period Prepayment Premium, as applicable, computed as provided below. If the Acceleration Event occurs prior to the Closed Prepayment Date, a prepayment premium (a “Closed Period Prepayment Premium”) shall nevertheless be paid, which Closed Period Prepayment Premium shall be calculated as set forth in Section 2.5(b) above, except that with respect to clause (x), the Closed Period Prepayment Premium shall equal the amount to be prepaid multiplied by two percent (2%) (rather than one percent (1%)), and that with respect to clause (y), the Reinvestment Yield (calculated as provided for above) shall be reduced by one (1) percentage point (but not to less than 0). If the Acceleration Event occurs on or after the Closed Prepayment Date, the Prepayment Premium, and not the Closed Period Prepayment Premium, shall apply.
(d)    There will be due with any principal prepayment, all accrued and unpaid interest and all other fees, charges and payments due under the Loan Documents.
(e)    No Prepayment Premium or Closed Period Prepayment Premium, as applicable, shall be required to be paid in connection with payment of fire, casualty, or condemnation Proceeds to Lender which Lender requires to be applied to the Indebtedness in accordance with the provisions of this Agreement.
(f)    Borrower acknowledges and agrees that all of the economic terms set forth in the Loan Documents, including the Contract Rate, have been agreed to by Lender based on Lender’s expectation that the Loan will not be repaid prior to the Maturity Date. However, in order to accommodate Borrower, Lender has agreed to permit Borrower to repay the Loan prior to the Maturity Date in accordance with, and subject to, the terms set forth above provided that, and as consideration for such agreement, Borrower agrees to pay Lender the Prepayment Premium or Closed Period Prepayment Premium, as applicable. Borrower acknowledges and agrees that, even

22

if Lender is able to loan the amount prepaid by Borrower to another Person on the same terms and conditions as herein provided, Lender shall not have fully recovered Lender’s lost profits, costs, expenses and damages suffered as a result of such early prepayment; therefore, Borrower and Lender have agreed on the Prepayment Premium and Closed Period Prepayment Premium as compensation for Lender’s estimated lost profits, costs, expenses and damages resulting from such prepayment. The Prepayment Premium or Closed Period Prepayment Premium, as applicable, shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Agreement or the other Loan Documents, or pursuant to the provisions of law.
(g)    No Prepayment Premium shall be required to be paid during the last ninety (90) days of the Loan Term.
[Remainder of Page Intentionally Left Blank; Initial Page Follows]

23

(h)    TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY EXPRESSLY (I) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE IN ACCORDANCE WITH THIS AGREEMENT, AND (II) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THE NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE DEED OF TRUST AS SET FORTH THEREIN, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT PREMIUM SPECIFIED IN, AND IN ACCORDANCE WITH, THE FOREGOING PROVISIONS. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT THE AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS AGREEMENT CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT.
Borrower’s Initials: _____________

[Remainder of Page Intentionally Left Blank]
Section 2.6    Security. The Loan shall be secured by inter alia (a) the Deed of Trust creating a first priority lien on the Mortgaged Property, (b) the Assignment of Leases and Rents creating a first priority lien on the Leases and the Property Income, (c) the Master Tenant Security Agreement and (d) the liens and security interests granted in the other Loan Documents.
Section 2.7    Payments.
(a)    All payments of principal, interest and other amounts to be made by Borrower under the Loan Documents, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender. All such payments that are regularly scheduled monthly payments of principal, interest or reserves shall be made by Borrower by automatic clearing house (“ACH”) debit of a bank account of Borrower of which Lender has received at least thirty (30) days’ prior written notice. All other payments from Borrower to Lender shall be made by wire transfer of immediately available funds to an account designated by Lender in writing to Borrower.
(b)    If the due date of any payment under the Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for any principal so extended for the period of such extension.

24

(c)    Each payment received by Lender under the Loan Documents shall be applied in the following order:

(i)	First, to the interest due on any Advances made by Lender in accordance with the Loan Documents;

(ii)	Next, to the principal amount of any Advances made by Lender in accordance with the Loan Documents;

(iii)	Next, to Late Charges, reasonable out-of-pocket attorneys’ fees or any other amount due under any Loan Document save for the amounts described in clauses (iv), (v) and (vi) immediately below;

(iv)	Next, to any Prepayment Premium or Closed Period Prepayment Premium, as applicable, then due and payable under this Agreement;

(v)	Next, to accrued interest due Lender under the Loan Documents; and

(vi)	Finally, to the principal balance of the Loan.
Notwithstanding the foregoing, during the continuance of an Event of Default or in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Agreement, when due, whether on the Maturity Date or on any earlier date as a result of any Acceleration Event, Lender, at its option, shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.
ARTICLE 3

INSURANCE AND CONDEMNATION
Section 3.1    Insurance Requirements. All insurance coverages, limits and deductibles under this Section 3.1 must be satisfactory to Lender in its reasonable discretion; provided, however, Lender agrees that it will only require changes to the insurance carriers or coverages required hereunder if Lender is requiring similar criteria for carriers or coverages for properties within its portfolio that are either hotel properties or located within regional Southern California. Capitalized terms used in this Section 3.1 and not defined herein shall have the meanings generally ascribed to such terms in the commercial insurance marketplace. Lender hereby acknowledges that, based solely on the insurance certificates provided to Lender on or before the date hereof, the insurance requirements set forth in this Section 3.1 have, as of the date hereof, been satisfied.
(a)    Property Insurance. Borrower shall maintain, or cause Master Tenant to maintain, either “All Risk” or “Special Form” real and personal property insurance and “Boiler and Machinery Insurance”, insuring one hundred percent (100%) of the insurable replacement cost value of the Improvements and the Equipment, and with a deductible not to exceed One Hundred Thousand Dollars ($100,000) with the exception for Earthquake, Named Windstorm and Flood, providing no coinsurance or similar penalty. Such insurance shall also cover “Rent Loss” or “Business Interruption” and “Extra Expense” on an “Actual Loss Sustained Basis” (including Rent

25

Loss), in an amount equal to at least eighteen (18) months of the Property Income, and an extended period of indemnity of at least one hundred eighty (180) days. Covered perils shall include, but not be limited to, “Windstorm” (including “Named Windstorm”), “Boiler and Machinery Insurance” and, subject to the limitations set forth below, “Acts of Terrorism”. Also, Borrower shall maintain, or cause Master Tenant to maintain, “Ordinance and Law” coverage. If the Improvements are non-conforming and such non-conformity is not covered under the “Ordinance & Law” provisions, Borrower may be required by Lender to purchase, or cause Master Tenant to purchase, a separate policy covering such non-conformity for the benefit of Lender. Lender may from time to time also require that Borrower maintain, or cause Master Tenant to maintain, insurance acceptable to Lender (in its reasonable discretion) for “Builder’s Risk” during the period of any construction, renovation or alteration of the Improvements. If the Hotel Property is located within a Special Hazard Flood Area, National Flood Insurance Program (“NFIP”) insurance is required. In addition, the Property policy must provide and maintain a Flood Limit in excess of NFIP that is acceptable to Lender. All insurance coverages, limits and deductibles must be satisfactory to Lender in its reasonable discretion.
(b)    Terrorism Insurance. Notwithstanding anything to the contrary in clause (a) above, Borrower shall maintain, or cause Master Tenant to maintain, insurance that includes “Act of Terrorism” (whether or not certified) as a covered peril throughout the Loan Term so long as the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”) is in effect. During any time period that TRIPRA or a similar program is not in effect, Borrower will at a minimum be required to purchase and maintain, or cause Master Tenant to purchase and maintain, the maximum amount of terrorism risk insurance coverage for the Mortgaged Property that is available for a premium that does not exceed two (2) times the annual “All Risk” insurance premium (inclusive of any terrorism component thereof prior to the expiration of TRIPRA, but exclusive of the flood or earthquake component thereof) for the Mortgaged Property.
(c)    Liability Insurance. Borrower shall cause Hotel Manager to maintain General Liability insurance (including contractual liability and “Acts of Terrorism”) in an amount equal to at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. In addition, Borrower shall maintain, or cause Master Tenant to maintain, Umbrella or Excess Liability insurance in an amount Lender determines (in its reasonable discretion) to be reasonable from time to time but in no event less than One Hundred Million Dollars ($100,000,000). Also, Borrower shall maintain, or cause Master Tenant or Hotel Manager, as applicable, to maintain, “Liquor Liability” insurance. If applicable, Lender may, from time to time also require that Borrower maintain, or cause Master Tenant to maintain, insurance acceptable to Lender for “Commercial Auto”, “Workers Compensation”, and such other insurance as Lender may require.
(d)    Environmental Insurance. Borrower may, at its option, maintain an Environmental policy of insurance for the Mortgaged Property throughout the Loan Term with a Ten Million Dollar ($10,000,000) per claim and Twenty Five Million Dollar ($25,000,000) aggregate limit, in a form and from an insurer acceptable to Lender (in its reasonable discretion), naming Lender as a Mortgagee Additional Insured (such policy of insurance, the “Environmental Insurance”). Lender acknowledges that Borrower may maintain the Environmental Insurance by

26

providing evidence satisfactory to Lender in its reasonable discretion that the Mortgaged Property has been added to the corporate environmental insurance policy of Strategic Hotels & Resorts, Inc., a Maryland corporation.
(e)    Evidence of Insurance by Acceptable Insurers. At all times during the term of the Loan, Borrower shall, or shall cause Master Tenant to, provide to Lender the following evidences of insurance for approval by Lender (in its reasonable discretion): (i) an ACORD 28 (current version) Evidence of Property Insurance provided by an authorized insurance agent, broker or insurance company or, where ACORD 28 (current version) is not available, other evidence of insurance confirming the same rights as are provided by ACORD 28 (current version) and all applicable policy endorsements; and (ii) an ACORD 25 (current version) Certificate of Liability Insurance, provided by an authorized insurance agent, broker or insurance company confirming coverages are maintained for liability insurance as required to be carried by Borrower or Master Tenant. Any ACORD or equivalent evidencing a Blanket insurance policy shall specifically identify the replacement cost of the improvements and the annual gross rents. The foregoing evidence shall be provided to Lender at least five (5) Business Days prior to the expiration date of each such policy. Each evidence of insurance and certificate must include a mortgagee clause and a loss payee clause satisfactory to Lender, and any Certificate of Liability Insurance must name Lender and, if such insurance policy is maintained by Master Tenant, Borrower, as Additional Insureds for Commercial General Liability with respect to the Premises. Each insurance company providing coverage must have an A. M. Best rating of A-X or better.
(f)    Blanket Insurance Policies. The insurance requirements under this Article 3 may be satisfied by either Borrower or Master Tenant maintaining individual policies covering only the Premises, or blanket insurance policies covering multiple properties; provided that with respect to any blanket insurance policies, Borrower also covenants to, or to cause Master Tenant to, either immediately reinstate any limits and coverages which are used, reduced or cancelled back up to the blanket policy limits then in place under policies approved pursuant to this Section 3.1 immediately prior to such use, reduction or cancellation or such lesser limits as are then approved by Lender, in Lender’s reasonable discretion, or to secure individual policy coverages for the Premises satisfying these insurance requirements. Borrower will, or will cause Master Tenant to, deliver to Lender a Schedule of Locations Insured under any blanket insurance policy together with the related certificates of insurance.
(g)    Miscellaneous Insurance Requirements. Subject to the terms of the Management Agreement, the General Liability policy shall be endorsed to name Lender as a primary additional insured thereunder, as its interest may appear, and the “All Risk” or “Special Form” policy shall provide loss payable to Lender, without contribution, under a long-form, non-contributory mortgagee clause, or otherwise endorsed as Lender may require in its reasonable discretion. All insurance policies and endorsements required pursuant to this Agreement must be satisfactory to Lender in its reasonable discretion and shall: (i) reserved; (ii) be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State; (iii) without limiting the foregoing, provide that any policy or endorsement maintained by Borrower or Master Tenant may not be canceled or materially changed except upon at least thirty (30) days’ (or, in the case of cancellation for nonpayment of the

27

applicable premium, ten (10) days’) prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower, Master Tenant or Lender shall invalidate the policy as against Lender; and (iv) be in form and content satisfactory to Lender. Borrower shall, or shall cause Master Tenant to, upon Borrower’s or Master Tenant’s receipt of the same, promptly deliver to Lender any notice of non-renewal, cancellation or material change for any policy or endorsement maintained by Hotel Manager. Upon the occurrence of an Event of Default (for so long as such Event of Default exists) or a casualty for which the cost of the resulting Work is more than five percent (5%) of the outstanding principal balance of the Note as of the date of loss or damage to the Premises and/or Equipment, within ten (10) Business Days following a request by Lender, Borrower shall deliver, or cause Master Tenant to deliver, to Lender all original policies including all endorsements and renewals thereof, or copies thereof certified by the insurance company or authorized agent, together with all endorsements required hereunder and any other insurance policy information and other related information as Lender may request from time to time. Borrower may request an extension of time not exceeding sixty (60) days to cause the delivery of the foregoing policies, endorsements and renewals or certified copies thereof if (1) Borrower has done, or has caused Master Tenant to do, all things necessary to obtain the issuance of the policies, endorsements and renewals including the payment of all premiums therefor, and (2) Borrower has delivered, or has caused Master Tenant to deliver, to Lender within the above ten (10) day period an insurance binder and evidence of insurance satisfactory to Lender issued by the approved insurer showing all required coverage to be in full force and effect for the succeeding twelve (12) month period along with evidence satisfactory to Lender of payment in full of all premiums. If Borrower fails to maintain, or fails to cause Master Tenant to maintain, insurance in compliance with this Agreement, Lender may (but shall not be obligated to) obtain such insurance and make Advances to pay the premium therefore. Notwithstanding anything to the contrary contained herein or in any provision of law, the Proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds and Lender shall be entitled to dispose of such Proceeds as hereinafter provided.
Section 3.2    Damage, Destruction and Restoration.
(a)    In the event of any damage to or destruction of the Premises and/or Equipment, Borrower shall, or shall cause Master Tenant or Hotel Manager to, give prompt written notice to Lender and, subject to Lender making insurance Proceeds available to Borrower when and as provided in Section 3.2(d) or upon retaining insurance Proceeds pursuant to Section 3.2(h), shall promptly commence and diligently continue to completion the repair, restoration and rebuilding of the Premises and/or Equipment so damaged or destroyed in full compliance with all Legal Requirements and with the provisions of Sections 3.2(e), (f) and (h), and free and clear from any and all liens and claims, except for Permitted Encumbrances. Such repair, restoration and rebuilding of the Premises are sometimes hereinafter collectively referred to as the “Work”. Except as expressly permitted under Section 3.2(h), Borrower shall not, and shall not cause or permit Master Tenant or Hotel Manager to, adjust, compromise or settle any claim for insurance Proceeds without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default exists. Subject to Sections 3.2(d) and 3.2(h), Lender shall have the option in its sole discretion to apply any insurance Proceeds it may receive pursuant to this Agreement (less any reasonable out-of pocket costs to Lender of recovering and paying out such Proceeds,

28

including reasonable out-of-pocket attorneys’ fees, costs and expenses) to the payment of the Indebtedness or to allow all or a portion of such Proceeds to be used for the Work. If any insurance Proceeds are applied to reduce the Indebtedness, Lender shall apply the same, without any Prepayment Premium or Closed Period Prepayment Premium, as applicable, in accordance with the provisions of Section 2.7(c) of this Agreement.
(b)    In the event of the foreclosure of the Deed of Trust or other transfer of title to or assignment of the Mortgaged Property in extinguishment of the Indebtedness in whole or in part, all right, title and interest of Borrower and/or Master Tenant, as applicable, in and to all policies of insurance required by this Agreement and any insurance Proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee at the foreclosure sale of the Mortgaged Property to the extent allowed by such policies.
(c)    Lender may notify any and all insurers under casualty and liability insurance policies that Lender has a security interest pursuant to the provisions of this Agreement in and to such insurance policies and any proceeds thereof, and, subject to Section 3.2(h), that any payments under those insurance policies are to be made directly to Lender. Lender’s rights under this Section 3.2 may be exercised by Lender or a court appointed receiver appointed upon the request of Lender and irrespective of whether or not an Event of Default shall have occurred under this Agreement.
(d)    Notwithstanding the provisions of Section 3.2(a), but subject to Section 3.2(h), if the cost of the Work (as determined by Borrower and confirmed by Lender in its reasonable discretion) shall not exceed fifty percent (50%) of the then outstanding principal balance of the Loan, then Lender shall, upon request by Borrower, permit Borrower to use the Proceeds for the Work (subject to the provisions of, and less Lender’s costs described in, Section 3.2(e)), so long as:

(i)	no Event of Default shall then exist nor any matter(s) exist which, after notice of default or passage of time or both, would constitute an Event of Default;

(ii)	the Work can be completed, as determined by Lender in its reasonable discretion, by the date which is six (6) months prior to the Maturity Date;

(iii)
the Debt Service Coverage Ratio (as calculated by Lender) for the twelve (12) month period immediately following the date when Business Interruption or Rent Loss insurance is no longer payable after the casualty shall be not less than 1.20:1.00 excluding from the calculation of Net Operating Income any Leases that contain any still exercisable right to cancel or terminate as a result of such damage or destruction;

(iv)
all sums necessary to effect the Work over and above any available Proceeds (the “Deficiency Amount”) shall be at the sole cost and expense of Borrower and Borrower shall either (A) deposit the Deficiency Amount (in cash or in the form of a Letter of Credit, in a

29

form and from an issuer acceptable to Lender in its reasonable discretion), as estimated by Lender in its reasonable discretion, with Lender prior to commencing such Work and such deposit shall be made available to Borrower to pay for the Work on the same terms and conditions as the Proceeds being held by Lender, or (B) fund such Deficiency Amount from Borrower's funds as and when the cost of the Work is incurred, prior to the disbursement of the Proceeds to Borrower to pay for any Work in excess of the Deficiency Amount;

(v)
at all times during any such Work, Borrower shall (or shall cause Master Tenant to) maintain, at its sole cost and expense, workers’ compensation, builders risk and public liability insurance in amounts satisfactory to Lender (in its reasonable discretion) and in accordance with the provisions of Section 3.1;

(vi)
at all times during any such Work, business income and extra expense including rental value insurance shall be in full force and effect and available to cover any loss of business income and rents resulting from the damage to or destruction of the Premises and/or Equipment; and

(vii)
the Improvements shall be restored as nearly as possible to the condition existing immediately prior to such damage or destruction except for immaterial changes as determined by Lender in its reasonable judgment.

(e)    If any insurance Proceeds are used for the Work, then, unless Section 3.2(h) applies, such Proceeds together with any Deficiency Amount (subject to clause (d)(iv)(B) above) shall be held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any reasonable out-of-pocket costs to Lender of recovering and paying out such Proceeds and/or Deficiency Amount, including reasonable out-of-pocket attorneys’ fees, costs and expenses and costs allocable to inspecting the Work and the plans and specifications therefor), subject to each of the following conditions:

(i)
the Work shall be conducted under the supervision of a certified and registered architect or engineer satisfactory to Lender in its reasonable discretion if the nature of such Work requires the supervision of an architect or engineer. Before Borrower commences, or causes or permits Master Tenant to commence, any Work, other than temporary work to protect property or prevent interference with business or Work for which no permits, plans or governmental approvals are required, Lender shall have approved the plans and specifications for the Work, which approval shall not be unreasonably withheld, conditioned or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Premises shall be constructed as nearly as

30

possible to the condition existing immediately prior to the damage or destruction;

(ii)
each request for payment shall be made on not less than seven (7) Business Days prior written notice to Lender and shall be accompanied by a certificate of the architect or engineer in (i) above stating: (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if required under (i) above; (B) that the sum requested is justly required to reimburse Borrower or Master Tenant, as applicable, for payments made by Borrower or Master Tenant, as applicable, or is justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials); (C) if the sum requested is to cover payment relating to repair and restoration of Equipment required or relating to the Premises, that title (which may be in the form of a leasehold interest pursuant to an equipment lease) to the items of Equipment covered by the request for payment is vested in Borrower or Master Tenant, as applicable; and (D) that the amount of such Proceeds together with any Deficiency Amount remaining in the hands of Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require in its reasonable discretion an estimate of the cost of such completion). Additionally, each request for payment shall contain a statement signed by Borrower certifying that Borrower approves payment for both the Work done to date and the Work covered by the request for payment in question;

(iii)
each request for payment shall be accompanied by waivers of lien or conditional waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement was requested in the prior request for disbursement and, if required by Lender in connection with any disbursement in excess of Two Hundred Fifty Thousand Dollars ($250,000), a search prepared by a title insurance company or licensed abstractor, or by other evidence satisfactory to Lender in its reasonable discretion that there has not been filed with respect to the Premises any mechanics’ or other lien relating to any part of the Work not discharged of record other than Permitted Encumbrances. Additionally, as to any Equipment covered by the request for payment, Lender shall be provided with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the Equipment;

31

(iv)
Lender shall have the right with respect to any Work with a cost in excess of One Hundred Thousand Dollars ($100,000) to inspect the Work at all reasonable times (and such inspections shall not materially interfere with the Manager’s operations of the Hotel Property or the guests’ enjoyment of the Hotel Property, and shall not require entry into occupied rooms) and may condition any disbursement of Proceeds upon the satisfactory completion, as determined by Lender’s reasonable discretion, of any portion of the Work for which payment or reimbursement is being requested. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement (provided, however, unless an Event of Default exists, Lender shall not exercise its right to inspect under this Section 3.2(e)(iv) more than once in any given calendar month);

(v)	Proceeds shall not be disbursed more frequently than once every thirty (30) days; and

(vi)
any request for payment made after the Work has been completed shall be accompanied by a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Premises legal.

(f)    Subject to Lender making insurance Proceeds available to Borrower when and as provided in Section 3.2(d), upon any failure on the part of Borrower to, or to cause Master Tenant to, proceed diligently and continuously to completion of the Work, after notice with a reasonable opportunity of Borrower to cure or upon the occurrence of any Event of Default, at Lender’s option, Lender shall be entitled to apply at any time all or any portion of the Proceeds it then or thereafter holds to the repayment of the Indebtedness or to the curing of any Event of Default.
(g)    Upon completion of the Work and payment in full thereof, any unexpended Proceeds, at Lender’s option, shall be paid over to Borrower or Master Tenant, as applicable.
(h)    Notwithstanding any other provision of this Section 3.2, if no Event of Default shall exist and be continuing and, in Borrower’s judgment (as confirmed by Lender in its reasonable discretion), the cost of the Work is less than five percent (5%) of the outstanding principal balance of the Note as of the date of loss or damage to the Premises and/or Equipment and the Work can be completed within fifteen (15) months from the date of the applicable casualty, then Borrower or Master Tenant shall have the right to apply for and receive the insurance Proceeds directly from the insurer (and Lender shall advise the insurer to pay over such Proceeds directly to Borrower or Master Tenant, as applicable), provided that Borrower shall apply, or shall cause Master Tenant to apply, such insurance Proceeds solely to the prompt and diligent commencement and completion of such Work.

32

[Remainder of Page Intentionally Left Blank; Initial Page Follows]

33

(i)    BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS AWARE OF AND UNDERSTANDS SCHOOLCRAFT V. ROSS (81 CAL. APP. 3D 75 (1981)) AND ITS PROGENY AS WELL AS CALIFORNIA CIVIL CODE SECTION 2924.7 AND FINANCIAL CODE SECTIONS 1227.3 AND 7462, WHICH PERMIT LENDER TO REQUIRE INSURANCE BUT OBLIGATE LENDER TO ALLOW BORROWER TO USE CASUALTY INSURANCE PROCEEDS FOR THE PURPOSE OF REPAIRING OR RESTORING THE PREMISES PLEDGED AS SECURITY FOR THE BORROWER’S OBLIGATIONS TO LENDER UNLESS LENDER’S SECURITY HAS BEEN IMPAIRED. BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT, IN THE EVENT OF A CASUALTY TO THE PREMISES, IF BORROWER FAILS TO REPAIR OR RESTORE THE PREMISES IN A MANNER CONSISTENT WITH THE PROVISIONS OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH FAILURE IS THE RESULT OF ANY VOLUNTARY ACTION OR INACTION BY BORROWER, OR ANY ACT OR DETERMINATION OF ANY GOVERNMENTAL AUTHORITY (WHETHER PURSUANT TO ANY ZONING, LAND USE OR OTHER ORDINANCE, CODE, REGULATION OR REQUIREMENT OR OTHERWISE), SUCH FAILURE IS AND SHALL BE DEEMED A SUBSTANTIAL IMPAIRMENT OF THE MORTGAGED PROPERTY ENTITLING LENDER, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, TO APPLY THE NET INSURANCE PROCEEDS TO THE INDEBTEDNESS IN SUCH ORDER AND MANNER AS LENDER MAY ELECT, WHETHER OR NOT DUE AND PAYABLE, WITH ANY EXCESS PAID TO BORROWER. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS PROVISION HAVE BEEN SPECIFICALLY BARGAINED FOR AND ARE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND WITHOUT WHICH LENDER WOULD NOT MAKE THE LOAN.
BORROWER’S INITIALS ____________

[Remainder of Page Intentionally Left Blank]
Section 3.3    Condemnation. Borrower shall, or shall cause Master Tenant or Hotel Manager to, notify Lender promptly of the actual or threatened (in writing) commencement of any proceedings for the condemnation or taking of the Premises or any portion thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in such proceedings and Borrower shall, or shall cause Master Tenant to, deliver to Lender all instruments requested by Lender in its reasonable discretion to permit such participation. Borrower shall not, and shall not cause or permit Master Tenant to, adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior written consent of Lender; provided, however, Lender’s prior consent shall not be required if the value of the portion of the Mortgaged Property subject to such actual or threatened condemnation or taking is (in Lender’s reasonable discretion) less than three percent (3%) of the outstanding principal amount of the Note as of the date of the applicable actual or threatened condemnation or taking and such actual or threatened condemnation or taking does not (a) affect any physical structure comprising any portion of the Mortgaged Property nor (b) materially and adversely impact the Borrower’s ability to perform

34

its obligations under the Loan Documents or the value of the Mortgaged Property. All Proceeds of any condemnation, or purchase in lieu thereof, of the Premises or any portion thereof are hereby assigned to and shall be paid to Lender. Borrower hereby authorizes Lender to receive such Proceeds, to give proper receipts and acquittances therefor and, in Lender’s reasonable discretion, to apply such Proceeds (less any reasonable out-of-pocket costs to Lender of recovering and paying out such Proceeds, including reasonable out-of-pocket attorneys’ fees, costs and expenses allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Indebtedness or to the repair, restoration or rebuilding of the Premises in the manner and subject to the conditions set forth in Section 3.2. If the Proceeds are permitted hereunder to be used by Lender to reduce the Indebtedness, they shall be applied in the order provided in Section 2.7(c), without any Prepayment Premium or Closed Period Prepayment Premium, as applicable. Borrower shall, or shall cause Master Tenant to, promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the condemnation Proceeds to Lender. Borrower waives the provisions of any law prohibiting Lender from taking such an election, including but not limited to, the provisions of California Code of Civil Procedure Sections 1265.210 et seq.
ARTICLE 4

ENVIRONMENTAL MATTERS
Section 4.1    Terms Incorporated By Reference.
The terms and provisions of the Environmental Indemnification Agreement are incorporated herein by reference in their entirety.
ARTICLE 5

CERTAIN PROPERTY MATTERS
Section 5.1    Lease Covenants and Limitations.
(a)    Except with respect to New Leases or New Subleases that Hotel Manager has the right to enter into without Borrower’s or Master Tenant’s approval in accordance with the Management Agreement, all New Leases and New Subleases of space at the Hotel Property in excess of twenty thousand (20,000) net rentable square feet shall be subject to the prior review and approval of Lender at Borrower’s expense, which approval shall not be unreasonably withheld, conditioned or delayed. For any such New Lease or New Sublease requiring Lender approval, if, within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval stating: (i) “TIME SENSITIVE RESPONSE REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OR DEEMED APPROVAL MAY OCCUR”, together with the following: (1) a true and complete copy of the proposed final New Lease or New Sublease, including any amendments, exhibits and side agreements relating thereto, (2) a lease summary describing in reasonable detail all material terms, and (3) a description of material financial terms of the proposed tenants, including any available tenant financial statements or credit reports (collectively, the “Lease Approval Package”), Lender does not approve or disapprove such New Lease or New Sublease (disapproval

35

to include reasons), Borrower may deliver a second notice to Lender, together with a second Lease Approval Package, stating: “PURSUANT TO THE TERMS OF SUBSECTION 5.1(a) OF THE AMENDED AND RESTATED LOAN AGREEMENT EXECUTED BY SHR MLB, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS BORROWER, DATED JANUARY 29, 2015, LENDER HAS FAILED TO RESPOND TO THE REQUEST FOR APPROVAL OF A NEW LEASE OR NEW SUBLEASE. FAILURE OF LENDER TO RESPOND TO BORROWER’S REQUEST FOR SUCH APPROVAL WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS SECOND NOTICE SHALL BE DEEMED TO BE LENDER’S APPROVAL OF SUCH NEW LEASE OR NEW SUBLEASE”. If Lender fails to approve or disapprove (which such disapproval shall include in reasonable detail, the reasons for such disapproval) of such New Lease or New Sublease within such additional five (5) Business Day period, such New Lease or New Sublease shall be deemed approved by Lender. “New Leases” means collectively, all Leases (other than Transient Occupancy Leases) executed or entered into by Borrower subsequent to the Closing Date, and “New Subleases” means collectively, all Subleases executed or entered into by Master Tenant (or by Hotel Manager on Master Tenant’s behalf) subsequent to the Closing Date. Borrower shall, or shall cause Master Tenant to, as applicable, provide Lender with a complete copy of each New Lease or New Sublease within ten (10) Business Days of the execution thereof. “Transient Occupancy Lease” means any agreement concerning the occupancy by a guest of a hotel room at the Hotel Property and any lease by a transient occupant of the Hotel Property of any other portion of the Hotel Property, including, without limitation, any banquet facilities, conference or meeting rooms.
(b)    Each New Sublease entered into (other than Transient Occupancy Leases not reduced to a form of written agreement) shall provide that upon the expiration or earlier termination of the Master Lease such New Sublease shall become a direct Lease with Borrower (or the then owner of the Mortgaged Property). In addition, for each Lease or Sublease (other than Transient Occupancy Leases), upon Lender’s written request, Borrower shall, or shall cause Master Tenant to, use commercially reasonable efforts to provide Lender with: (i) a tenant estoppel certificate, and (ii) an SNDA, in either case executed by each tenant, utilizing either Lender pre-approved forms or such other forms as Lender shall approve in its reasonable discretion.
(c)    Any ground lease must be approved by Lender in advance in writing. Unless otherwise specifically approved, any such ground lease affecting the Mortgaged Property must be or be made to be expressly subject and subordinate to the lien and terms of the Deed of Trust. Fee owner(s) shall provide Lender with an estoppel and recognition agreement acceptable to Lender.
(d)    Lender may require at any time an Event of Default continues to exist uncured that Borrower transfer, or cause to be transferred, to Lender all tenant security deposits, including any letters of credit securing tenant lease obligations. Lender may hold and co-mingle such security deposits without interest, except as required by applicable law or any Leases.
(e)    To Borrower’s knowledge, all of the Leases and Subleases (including, without limitation, Transient Occupancy Leases) are in full force and effect and there are no defaults or any conditions which, after notice, passage of time or both, would constitute defaults thereunder.

36

Section 5.2    Management.
(a)    As of the date hereof, Lender approves Montage Hotels & Resorts, LLC, a Nevada limited liability company, as the Hotel Manager of the Hotel Property, and approves the Management Agreement.
(b)    Borrower hereby represents and warrants that the Management Agreement is in full force and effect. To Borrower's knowledge, no event of default has occurred under the Management Agreement, and no event has occurred thereunder which, with notice or the passage of time or both, would constitute an event of default thereunder. Prior to the date of this Agreement, Borrower or Master Tenant has delivered to Lender a true, correct and complete copy of the Management Agreement (including all amendments and side letters issued in connection therewith).
(c)    Borrower shall cause Master Tenant to ensure that the Hotel Property shall at the time of the Closing Date and thereafter throughout the term of the Loan be managed by Hotel Manager pursuant to the Management Agreement. Borrower shall not, and shall not cause or permit Master Tenant to, amend, supplement (including by side letter), terminate or otherwise modify the Management Agreement without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower may not, and shall not cause or permit Master Tenant to, remove or otherwise replace Hotel Manager until a replacement Hotel Manager for the Hotel Property and the related management agreement have been approved in writing by Lender in Lender’s reasonable discretion.
(d)    Borrower shall, and shall cause Master Tenant to, as applicable:

(i)
Except as otherwise set forth herein, pay all sums required to be paid by Borrower or Master Tenant under the Management Agreement, promptly perform and/or observe all of the covenants and agreements (if any) required to be performed and observed by Master Tenant or Borrower under the Management Agreement, and do all commercially reasonable things necessary to preserve and to keep unimpaired their respective material rights under the Management Agreement;

(ii)
Promptly notify Lender of any material default under the Management Agreement of which it is aware, and provide Lender with copies of any notices delivered in connection with any default (material or otherwise);

(iii)
In addition to the financial statements and annual operating plans required to be provided pursuant to Section 7.1 and notices required to be provided pursuant to Section 5.3(d)(ii) above, promptly deliver to Lender a copy of each material notice received by Master Tenant under the Management Agreement; and

37

(iv)
Promptly enforce in a commercially reasonable manner the performance and observance of all of the material covenants and agreements required to be performed and/or observed by Hotel Manager under the Management Agreement.

(e)    Borrower shall not, and shall not cause or permit Master Tenant to, as applicable:

(i)
Pay any incentive fee due to Hotel Manager under the Management Agreement during the existence of a Cash Trap Period; provided, however, that any such incentive fees due to Hotel Manager that are not paid during a Cash Trap Period shall be permitted to accrue through any such Cash Trap Period, and upon the cessation of the Cash Trap Period, may be paid from Excess Operating Revenue.

(ii)	Amend, terminate, supplement or otherwise modify the Management Agreement without Lender’s prior written consent.
(f)    Borrower and Lender acknowledge and agree that pursuant to the terms of the Management Agreement, Hotel Manager has established and shall maintain one or more bank accounts in connection with the operation of the Hotel Property (collectively, the “Hotel Operating Accounts”) into which Hotel Manager deposits and holds any and all Operating Revenues and out of which Hotel Manager pays all Operating Expenses and pays debt service on the Loan. So long as the Management Agreement remains in effect, Borrower and Lender agree that Hotel Manager shall continue to maintain the Hotel Operating Accounts, including signing or otherwise authorizing checks or other documents of withdrawal therefrom, and perform all of its other responsibilities pursuant to the Management Agreement, including collecting all Operating Revenues and paying all Operating Expenses and the debt service on the Loan.
Section 5.3    Impositions.
(a)    Borrower shall pay and discharge, or shall cause Master Tenant to pay and discharge, all Impositions prior to delinquency and shall provide to Lender validated receipts or other evidence satisfactory to Lender showing the payment of such Impositions within fifteen (15) days after the same would otherwise have become delinquent. Borrower’s obligation to pay, or cause to be paid, Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions. Should there be any default under this Section 5.3(a) in the payment of any Impositions, Lender may (but shall not be obligated to) make an Advance to pay such Impositions or any portion thereof.
(b)    Borrower shall not be required to pay, discharge or remove (or to cause the payment, discharge or removal of) any Imposition so long as Borrower, Master Tenant or Hotel Manager (as applicable) contests in good faith such Imposition or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Property or any portion thereof; provided, however, that

38

such contest will not result in a tax certificate or other sale of the tax lien and prior to the date on which such Imposition would otherwise have become delinquent Borrower shall have: (i) given Lender prior written notice of such contest; and (ii) deposited or caused to be deposited with Lender, and shall deposit, within ten (10) Business Days after Lender’s request, such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred five percent (105%) of the total of (such amount, the “Contest Deposit Amount”): (A) the balance of such Imposition then remaining unpaid; plus (B) all interest, penalties, costs and charges accrued or accumulated thereon (provided, however, that Borrower may request that Lender apply such amount to the payment of the particular Imposition for which such amount was deposited). Notwithstanding the foregoing, Borrower shall have the option to deposit the Contest Deposit Amount (or any portion thereof) with the arbiter of any such contest so long as the total aggregate amount of funds deposited with Lender and such arbiter is at all times equal to the Contest Deposit Amount described in the foregoing sentence. Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay, or cause to be paid, the amount of such Imposition as finally determined, together with all interest, penalties, costs and charges payable in connection therewith. Lender shall have full power and authority to apply any amount deposited with Lender under this Section 5.3(b) to the payment of any unpaid Imposition to prevent the sale of any tax lien or the sale or forfeiture of the Mortgaged Property (or any portion thereof) for non-payment thereof. Lender shall have no liability, however, for failure to so apply any amount deposited unless Borrower requests the application of such amount to the payment of the particular Imposition for which such amount was deposited. Any surplus retained by Lender after payment of the Imposition for which a deposit was made shall be repaid to or at the direction of Borrower unless an Event of Default shall have occurred and is continuing, in which case said surplus may be retained by Lender to be applied to the Indebtedness. Notwithstanding any provision of this Section 5.3(b) to the contrary, Borrower shall pay, or cause to be paid, any Imposition which it might otherwise be entitled to contest if, in the reasonable opinion of Lender, (1) failure to pay will promptly thereafter result in a tax certificate or other sale of the tax lien or (2) the Mortgaged Property (or any portion thereof) is in imminent jeopardy or in imminent danger of being forfeited or foreclosed; or Lender may make an Advance to pay the same after Borrower has failed, within ten (10) Business Days of written demand (or such shorter time as would be required by Lender (in its reasonable discretion) to avoid the circumstances set forth in Section 5.3(b)(1) and (2), to pay such amounts.
(c)    Borrower shall deposit with Lender, monthly, on each Payment Date, 1/12th of the annual charges (as estimated by Lender in its reasonable discretion) for Impositions with respect to the Mortgaged Property. If required by Lender in it’s reasonable discretion, Borrower shall also deposit with Lender, simultaneously with such monthly deposits and/or the execution of this Agreement, a sum of money which together with such monthly deposits will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date such payment becomes delinquent. Should such charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year or payment period, as estimated by Lender in its reasonable discretion. When the charges are fixed for the then current year or period, (i) Borrower shall deposit any deficiency within ten (10) Business Days after demand by Lender, and (ii) Lender shall promptly reimburse Borrower for any overpayments or, at Borrower’s request, credit such overpayments to future impounds required hereunder. All funds deposited with Lender shall be held without interest (unless the payment of interest thereon is

39

required under applicable law), may be commingled with Lender’s other funds, and shall be applied in payment of the foregoing charges when and as payable provided that no Event of Default shall be continuing. Should an Event of Default be continuing, the funds so deposited may be applied in payment of the charges for which such funds shall have been deposited or to the payment of the Indebtedness or any other charges affecting the Mortgaged Property, as Lender in its sole discretion may determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. Borrower shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges within ten (10) Business Days following Borrower’s receipt of the same, but in any event at least fifteen (15) days prior to the date on which each payment thereof shall first become delinquent.
(d)    Notwithstanding the requirements of Section 5.3(c), Lender shall waive the requirement for Borrower to make monthly deposits of the annual charges for Impositions to the extent the making such monthly deposits is inconsistent with the terms and provisions of the Management Agreement or for so long as no Event of Default exists under the Loan Documents.
Section 5.4    FF&E Reserve.
(a)    In order to maintain an active reserve for the maintenance and repair of the Hotel Property, including, but not limited to, the replacement of FF&E, on or before the twentieth (20th) day of each calendar month during the Loan Term, Borrower shall deposit or cause to be deposited into the Reserve Fund (defined in the Management Agreement) (hereinafter, the “FF&E Reserve”) an amount equal to the amount of Operating Revenues required to be deposited into the FF&E Reserve pursuant to the terms of the Management Agreement (each such deposit, an “FF&E Reserve Deposit”). Borrower shall cause Master Tenant to cause Hotel Manager to maintain the FF&E Reserve in accordance with the Management Agreement. The depository institution or commercial bank at which the FF&E Reserve is held (the “Deposit Bank”), shall have provided Lender with a controlled account agreement acceptable to Lender (in its reasonable discretion) with respect to the FF&E Reserve (the “Deposit Agreement”). Borrower shall cause Master Tenant to grant Lender a first priority security interest in the FF&E Reserve and all deposits at any time contained therein and the proceeds thereof, and to take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the FF&E Reserve. Any interest that accrues on the funds in the FF&E Reserve shall remain in the FF&E Reserve and shall, except as may be required by applicable law or if an Event of Default has occurred and is continuing, be for the benefit of Master Tenant. The proceeds from the sale of any FF&E no longer needed for the operation of the Hotel Property shall be deposited into the FF&E Reserve and such proceeds shall be credited against Borrower’s obligation to make, or cause to be made, the monthly FF&E Reserve Deposits required hereunder and under the Management Agreement.
(b)    So long as there is no Event of Default then outstanding, Borrower and Master Tenant shall have access to the funds in the FF&E Reserve and may withdraw (and Borrower shall be permitted to instruct Hotel Manager to withdraw) funds from the FF&E Reserve without Lender’s prior consent, provided that such funds are used solely for Qualifying Expenditures. Notwithstanding the foregoing, at all times, including, without limitation, during the continuance of an Event of Default, Hotel Manager shall have the right to access and apply funds in the FF&E

40

Reserve in such amounts and for any purpose permitted under the Management Agreement without Lender’s prior approval.
(c)    Upon no less than two (2) Business Days’ prior written notice to Borrower, Lender shall have the right with respect to any Qualifying Expenditure costing in excess of One Hundred Thousand Dollars ($100,000) to inspect the Hotel Property during normal business hours and subject to all rights of occupants thereof in order to confirm that funds withdrawn from the FF&E Reserve have been used for such Qualifying Expenditure or for such other purpose as is permitted under the Management Agreement, and that any work to the Hotel Property in connection therewith has been completed free from liens (other than those being contested in accordance with the terms of this Agreement) and defects; provided, however, unless an Event of Default exists, Lender shall not exercise its right to inspect under this Section 5.4(c) more than once in any calendar quarter. Borrower agrees to reimburse Lender promptly upon request for Lender’s reasonable actual out-of-pocket expenses incurred in connection with such inspections of the Hotel Property.
(d)    Upon the occurrence and during the continuance of any Event of Default, neither Borrower nor Master Tenant shall have any further right without Lender’s consent to (i) access the funds in the FF&E Reserve, or (ii) request (or to approve Hotel Manager’s request, to the extent such approval is required under the Management Agreement) for a disbursement from the FF&E Reserve for a Qualifying Expenditure or for any other purpose, in each case to the extent such request disbursement is discretionary in nature under the Management Agreement. Notwithstanding the foregoing, during the continuance of any such Event of Default, Hotel Manager may continue to withdraw funds from the FF&E Reserve for Qualifying Expenditures and for such other expenditures that are mandatory under the Management Agreement and over which neither Master Tenant nor Borrower have any consent or approval rights. Upon completion of foreclosure under the Deed of Trust or Lender’s acceptance of a deed in lieu thereof, funds in the FF&E Reserve (or any portion thereof) shall be made available to Hotel Manager pursuant to the terms of the Management Agreement. Once the Indebtedness is paid in full, the remaining balance in the FF&E Reserve shall promptly be returned to Borrower. In no event shall funds in the FF&E Reserve be applied by Lender to pay down the Loan while an Event of Default Exists or upon foreclosure.
Section 5.5    Cash Trap Period. If at any time on or after August 1, 2015, (i) an Event of Default exists or (ii) the Debt Service Coverage Ratio falls below 1.20:1.00, as calculated as of the end of each calendar quarter from and after August 1, 2015 based on the immediately preceding twelve (12) month period (each a “Cash Trap Trigger Event”), Lender will have the right, upon five (5) days’ written notice to Borrower, Master Tenant and Hotel Manager, to require Borrower to cause Master Tenant to cause Hotel Manager to deposit all Excess Operating Revenue in accordance with Section 5.5(a) below until such Cash Trap Trigger Event is deemed cured in accordance with Section 5.5(f) below (each such period, a “Cash Trap Period”). During any such Cash Trap Period, the following provisions shall apply:
(a)    The Excess Operating Revenue shall be deposited on a monthly basis by Hotel Manager within twenty (20) days of the end of each calendar month into an account (the “Cash Collateral Account”) maintained at a bank or other financial institution selected by Lender in its sole good faith discretion and shall be under the sole dominion and control of Lender.

41

Notwithstanding the foregoing, Hotel Manager shall have access to the Cash Collateral Account as provided herein and in the Cash Trap DACA (defined below). Each such deposit shall be accompanied by a copy of the applicable monthly operating statement for the Hotel Property prepared by Hotel Manager pursuant to the Management Agreement. The Cash Collateral Account shall be entitled “SHR MLB, LLC, as pledgor, for the benefit of Massachusetts Mutual Life Insurance Company, as Secured Party – Cash Collateral Account,” or such other name as required by Lender from time to time. Borrower shall grant, and/or shall cause Master Tenant to grant, Lender a first priority security interest in the Cash Collateral Account and all deposits at any time contained therein and the proceeds thereof, and to take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Collateral Account, including, without limitation, filing or authorizing Lender to file UCC-1 financing statements and continuations thereof and entering into a control agreement with respect to such the Cash Collateral Account with the bank or financial institution selected by Lender (the “Cash Trap DACA”). Borrower hereby grants Lender an irrevocable power of attorney, coupled with an interest, to enter into any such Cash Trap DACA if Borrower fails to cause Master Tenant to execute the same promptly following the delivery to Master Tenant of two (2) separate written requests by Lender. Borrower will not in any way, and shall cause Master Tenant to not in any way, alter, modify or close the Cash Collateral Account, and will notify Lender of the account number thereof. Except as may be expressly permitted in this Agreement and in the Cash Trap DACA, Lender shall have the sole right to make withdrawals from the Cash Collateral Account and all costs and expenses for establishing and maintaining the Cash Collateral Account shall be paid by Borrower or Master Tenant. All monies now or hereafter deposited into the Cash Collateral Account shall be deemed additional security for the Indebtedness. Any interest that accrues on the funds in the Cash Collateral Account shall remain in the Cash Collateral Account and shall, except as may be required by applicable law or if an Event of Default has occurred and is continuing, be for the benefit of Master Tenant.
(b)    Provided that the Cash Trap Trigger Event with respect to a Cash Trap Period was not an Event of Default and provided no Event of Default (other than an Excess Cash EOD or to the extent permitted by clause (i) of this Section 5.5(b)) exists during such Cash Trap Period, Hotel Manager may apply to Lender for monthly distributions from the Cash Collateral Account in order to fund, and Lender shall instruct the bank or financial institution maintaining the Cash Collateral Account to disburse funds from the Cash Collateral Account to so fund, any shortfalls (not funded from Operating Revenues) in connection with the payment of the following items in the following order (the “Cash Trap Payment Waterfall”):

(i)	First, whether or not an Event of Default exists, the payment of those third parties for whom Custodial Funds have been collected by or on behalf of Borrower or Master Tenant;

(ii)	Second, the payment of Operating Expenses not previously paid, including Impositions and any hotel management fees (but excluding any incentive management fees set forth in the Management Agreement);

42

(iii)
Third, to the Working Capital Reserve for the Hotel Property maintained by the Hotel Manager as one of the Hotel Operating Accounts and pledged to Lender as security for the Loan, in an amount equal to the greater of (A) One Million Dollars ($1,000,000) and (B) an amount sufficient to cover projected cash flow needs for the immediately succeeding calendar month, as determined by the Hotel Manager;

(iv)	Fourth, the payment of debt service payments then due and payable under the Loan;

(v)	Fifth, to the payment of any Interest accruing at the Default Rate and Late Charges, if any;

(vi)
Sixth, to the Working Capital Reserve for the Hotel Property maintained by Hotel Manager as one of the Hotel Operating Accounts and pledged to Lender as security for the Loan, in an amount such that, when added to the amounts allocated to the Working Capital Reserve pursuant to Section 5.5(b)(iii) hereof, would cause the amounts set aside for working capital to be sufficient to cover projected cash flow needs for the immediately succeeding two (2) calendar months, as determined by Hotel Manager;

(vii)	Seventh, to the payment of any FF&E Reserve Deposits; and

(viii)	Eighth, to the payment of any other costs, fees and expenses approved by Lender in its reasonable discretion.
(c)    During any Cash Trap Period, Hotel Manager shall not be entitled to receive any incentive management fees set forth in the Management Agreement. Notwithstanding the foregoing but subject to the limitations of Section 8.1(d), any incentive management fees due to Hotel Manager that are not paid during any Cash Trap Period shall be permitted to accrue throughout such Cash Trap Period.
(d)    Any such application to Lender for distributions from the Cash Collateral Account shall be made pursuant to a written request (a “CCA Request”), certified as true, correct and complete by Hotel Manager and in a form approved by Lender in its reasonable discretion, and shall (i) set forth a detailed explanation of the purposes of the requested distribution and (ii) other than with respect to CCA Requests for distributions solely for the payment of Custodial Funds, affirm that at the time of the CCA Request and at the time the applicable disbursement would be made, no Event of Default (other than an Excess Cash EOD) exists and, to Hotel Manager’s actual knowledge, no event has occurred which, with the passage of time or notice or both, would constitute an Event of Default (other than an Excess Cash EOD).
(e)    Any undrawn funds are to be retained in the Cash Collateral Account during each Cash Trap Period and applied to Borrower's obligation under the Loan Documents as and when

43

such obligations become due. Upon repayment in full of the Loan, any balance remaining in the Cash Collateral Account will be paid as designated by Borrower.
(f)    Notwithstanding the foregoing, a Cash Trap Period shall terminate, and the related Cash Trap Trigger Event shall be deemed cured, in the following circumstances: (i) if the Cash Trap Trigger Event with respect to such Cash Trap Period was the failure of the Hotel Property to meet the required Debt Service Coverage Ratio, such Cash Trap Period shall terminate once the Hotel Property achieves a Debt Service Coverage Ratio equal to 1.20:1.00, as calculated based on the immediately preceding twelve (12) month period, for two (2) consecutive subsequent calendar quarters, provided no Event of Default shall then exist; and (ii) if the Cash Trap Trigger event with respect to such Cash Trap Period was an Event of Default, such Cash Trap Period shall terminate upon the cure or waiver (by Lender in writing) of such Event of Default, provided no other Event of Default shall then exist. Upon the termination of a Cash Trap Period, Hotel Manager shall cease making any deposits into the Cash Collateral Account and any funds remaining in the Cash Collateral Account shall be transferred to the Hotel Operating Accounts. Notwithstanding the foregoing, in no event shall funds in the Cash Collateral Account be released to Borrower or Master Tenant during the last three (3) months of the Loan Term.
(g)    If at any time during the Loan Term an Event of Default (other than an Excess Cash EOD) exists, Lender shall have the right (at its sole and absolute election) to hold any funds then remaining in the Cash Collateral Account and to apply such funds to cure such Event of Default or toward the repayment of the Indebtedness pursuant to Section 2.7 hereof.
ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS
Borrower represents, warrants and covenants that:
Section 6.1    Organization and Authority.
(a)    The execution and delivery of the Loan Documents have been duly authorized and there is no provision in Borrower’s organizational documents, as amended, requiring further consent for such action by any other Person.
(b)    Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation.
(c)    Borrower has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to own and operate the Hotel Property pursuant to the Master Lease Agreement, and carry on its business as now conducted in each jurisdiction where Borrower conducts business. Master Tenant has all necessary franchises, licenses, authorizations, registrations, permits and approvals and full power and authority to lease and operate the Hotel Property, and carry on its business as now conducted in each jurisdiction where Master Tenant conducts business.

44

(d)    The execution and delivery of and performance of its obligations under the Loan Documents: (i) will not result in Borrower being in default under any provision of its organizational documents, as amended, any court order, or any mortgage, deed of trust or other agreement to which it is a party; and (ii) do not require the consent of or any filing with any governmental authority.
(e)    All necessary and required actions have been duly taken by and on behalf of Borrower to make and constitute the Loan Documents, and the Loan Documents constitute, legal, valid and binding obligations enforceable in accordance with their respective terms, subject only to the application of bankruptcy and other laws affecting the rights of creditors generally.
Section 6.2    Maintenance of Existence. So long as any Indebtedness remains outstanding, Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the state where the Premises is located and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Borrower or to the Hotel Property or any portion thereof. Further, Borrower shall cause Master Tenant to do all things necessary to preserve and keep in full force and effect Master Tenant’s existence, franchises, licenses, authorizations, registrations, permits and approvals under the laws of the state of its formation and the State where the Premises is located and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court now or hereafter applicable to Master Tenant or the Hotel Property or any portion thereof.
Section 6.3    Title.
(a)    Borrower has insurable fee simple title to the Premises and good indefeasible title to the balance of the Mortgaged Property, in all instances, free and clear of all Liens whatsoever, except the Permitted Encumbrances. To Borrower’s knowledge, the Deed of Trust creates (i) a valid, perfected Lien on the Mortgaged Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all Collateral (including the Leases), all in accordance with the terms hereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Borrower will preserve such title and will forever warrant and defend the same and validity and priority of the lien hereof to Lender against all claims whatsoever.
(b)    Borrower is the owner of certain easements and other appurtenant rights (collectively, the “Borrower Easements”) created under the agreements listed and described on Exhibit C hereof (as may be modified or amended from time to time in accordance with this Agreement, collectively, the “Easement Agreements”). Borrower has caused to be delivered to Lender preliminary title report(s) (“Preliminary Title Report”) covering the Mortgaged Property prepared for Lender in connection with the Loan and, to the extent not included in the Preliminary Title Report, has otherwise caused to be delivered to Lender true, correct and complete copies of all material Operating Agreements and Easement Agreements. To Borrower’s knowledge,

45

(i)
Except as set forth on Exhibit B or Exhibit C, no Operating Agreement, Easement Agreement or Borrower Easement created thereunder has been modified, amended, supplemented, transferred or limited, and they are all in full force and effect;

(ii)
no material defaults have occurred under any Operating Agreement or Easement Agreement, and no event has occurred which with notice or the passage of time would constitute a material event of default under any Operating Agreement or Easement Agreement;

(iii)
there is no litigation or condemnation proceeding, pending or threatened in writing, that would materially and adversely affect Borrower’s rights as the holder of any of the Borrower Easements or the exercise of Borrower’s rights thereunder; and

(iv)
any payments due from Borrower or Master Tenant with respect to any Operating Agreement, Easement Agreement or Borrower Easement are current, other than amounts for which payment has not been requested.

(c)    With respect to each Operating Agreement, Easement Agreement and Permitted Encumbrance, Borrower shall, or shall cause Master Tenant to, to the extent commercially reasonable to do so: (i) observe, perform and discharge all material obligations, covenants and warranties required to be kept and performed by Borrower or Master Tenant, and (ii) enforce or secure the performance of each and every material obligation, term, covenant, condition and agreement to be performed by any other party. Also, Borrower shall, or shall cause Master Tenant to, (A) promptly deliver to Lender copies of all material written notices, demands or requests sent or otherwise made by Borrower, Master Tenant or any other Person pursuant to the Operating Agreements, Easement Agreements or Permitted Encumbrances, and (B) timely pay any charges assessed against the Premises as and when finally due pursuant to the Operating Agreements, Easement Agreements or Permitted Encumbrances. Except with respect to (1) interim parking agreements related to events at the Hotel Property entered into in the ordinary course of business, (2) any modification, amendment, supplement, termination or reduction of parking rights, to the extent such modification, amendment, supplement, termination or reduction is required by the City of Laguna Beach, the project entitlements or any existing agreement between Borrower and the City of Laguna Beach, and (3) any modification, amendment, supplement or clarification of the Parking Lot Easement, so long as any such modification, amendment, supplement or clarification does not impair or adversely affect access to the Hotel Employee Parking Lot from the adjacent public right-of-way commonly known as South Coast Highway; Borrower will not, and will not cause or permit Master Tenant to, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), consent to or enter into any agreement or writing that modifies, amends, supplements, restates, terminates or reduces any: (V) Operating Agreement, (W) Easement Agreement, (X) any other public or private parking rights, or (Y) any appurtenant rights or interests, including any reversionary interests which Borrower or Master Tenant possesses or may acquire related to parking.

46

Section 6.4    Mortgage Taxes.
(a)    Defined Terms. For purposes of this Section 6.4, the term “applicable Legal Requirements” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Applicable Taxes, except as required by applicable Legal Requirements. If any applicable Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. Borrower shall timely pay to the relevant governmental authority in accordance with applicable Legal Requirements, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. Borrower shall indemnify each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Borrower, within ten (10) days after demand therefor, for (i) any Applicable Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.15 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Applicable Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by Borrower shall be conclusive absent manifest error. Each Lender hereby authorizes Borrower to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Borrower to Lender from any other source against any amount due to Borrower under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Applicable Taxes by Borrower to a governmental authority pursuant to this Section 6.4, Borrower

47

shall deliver to Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(g)    Status of Lenders.

(i)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.4(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:
1.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as

48

applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.    executed originals of IRS Form W-8ECI;
3.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the United States Code, (x) a certificate substantially to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the United States Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the United States Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the United States Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
4.    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirements to permit Borrower to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the United States Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by Borrower such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the United States Code) and such additional documentation reasonably requested by Borrower as is necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA

49

or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Applicable Taxes as to which it has been indemnified pursuant to this Section 6.4 (including by the payment of additional amounts pursuant to this Section 6.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Applicable Taxes giving rise to such refund), net of all out-of-pocket expenses (including Applicable Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Applicable Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Applicable Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 6.4 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 6.5    Payment of Liens. Borrower shall, or shall cause Master Tenant to, pay when due all payments and charges due under or in connection with any Liens and shall cause the prompt (but in no event later than thirty (30) days after imposition), full and unconditional discharge of all Liens imposed on or against the Mortgaged Property, the Hotel Property or the Additional Collateral or any portion of any of the foregoing (other than Permitted Encumbrances), or if not so discharged Lender may (but shall not be obligated to) make Advances to do so. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Deed of Trust. If Borrower fails or fails to cause Master Tenant to make any such payment or if a Lien attaches to the Mortgaged Property, the Hotel Property, the Additional Collateral or any portion of any of the foregoing, and is not discharged within said thirty (30) day period, Lender may (but shall not be obligated to) make such payment or discharge such

50

lien and Borrower shall reimburse Lender on demand for all such Advances. Notwithstanding the foregoing, after giving prior notice to Lender, Borrower or Master Tenant may contest, bond over and/or insure any such Lien, including any lien arising from the claims and demands of mechanics, laborers and others so long as any such contest hereunder is done in accordance with the provisions for contesting Impositions under Section 5.3(b) (including without limitation, the requirements that Borrower deposit with Lender (to the extent required hereunder) or the applicable arbiter the Contest Deposit Amount). Notwithstanding the foregoing, Borrower shall have the right to bring tax certiorari proceedings regarding the adjustment of tax assessments with respect to the Mortgaged Property in the normal course of business provided that taxes shall continue to be paid as provided in this Agreement.
Section 6.6    Representations Regarding Mortgaged Property.
(a)    To Borrower’s knowledge, no part of the Premises has been designated as wetlands under any federal, state or local law or regulation or by any governmental agency, and no portion of the Premises is located within a 100-year flood plain, except as may be disclosed as such on the survey of the Premises delivered to Lender in connection with the closing of the Loan.
(b)    To Borrower’s knowledge, except as set forth in the Property Condition Report, (i) the Improvements are in good condition and repair, have not suffered any material damage which has not been substantially repaired, and are free of material structural defects or other material defects and (ii) the Hotel Property is in compliance in all material respects with all Legal Requirements.
(c)    Public water supply, storm and sanitary sewers and sanitary sewer capacity, and electrical, gas, cable and telephone facilities are available to the Premises within the boundary lines thereof, and the Improvements connect to all storm and sanitary sewer lines serving the Premises, and to Borrower’s knowledge such lines are sufficient to meet the reasonable needs of the Premises as currently used. To Borrower’s knowledge, except as set forth in the Property Condition Report, surface and storm water do not accumulate on the Premises and do not drain from the Premises across land of adjacent property owners, except as permitted by an easement or other agreement with such adjacent property owners.
(d)    The Premises are managed by the Hotel Manager pursuant to the Management Agreement.
(e)    Borrower reports, for accounting purposes, on a fiscal year basis commencing on January 1 and terminating on December 31.
(f)    To Borrower’s knowledge, there are no actions, suits or proceedings, pending or threatened, affecting any Borrower, Master Tenant, any Indemnitor or the Premises at law or in equity, on, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other governmental instrumentality, which is reasonably expected to have a material adverse impact on the Mortgaged Property. There are no outstanding judgments, arbitration awards, decrees or awards of any kind pending against Borrower, Master Tenant, any Indemnitor or any of the Mortgaged Property, the Hotel Property or the Additional Collateral.

51

(g)    All personal property comprising any portion of the Mortgaged Property is in working condition for its intended use as part of the Hotel Property.
Section 6.7    [Intentionally Omitted]Indemnification Borrower shall indemnify, defend and hold Lender and Lender Parties harmless from and against, and be responsible for paying, all Losses which may be imposed upon, asserted against, or incurred or paid by any of them: (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring prior to any foreclosure by Lender or deed-in-lieu thereof and in, upon or in the vicinity of the Mortgaged Property from any cause whatsoever, except with respect to a Lender Party to the extent caused by its gross negligence or willful misconduct; or (b) as a result of the failure of Borrower to perform any of tis obligations under any Loan Document.
Section 6.9    Estoppel Certificates. Within fifteen (15) Business Days following a request by Lender, Borrower shall provide to Lender a duly acknowledged written statement confirming: (a) the original principal amount of the Loan; (b) the unpaid principal amount of the Loan; (c) the rate of interest of the Loan; (d) the terms of payment and maturity date of the Loan; (e) the date installments of interest and/or principal were last paid; (f) that, except as provided in detail in such statement, to Borrower’s knowledge there are no offsets or defenses against the Indebtedness or defaults or events which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents including, without limitation, any breach of Section 6.11 or Event of Default under Section 9.1(n), 9.1(q) or 9.1(r); and (g) such other information, to which Lender is otherwise entitled pursuant to the terms of the Loan Documents, that Lender shall request in its reasonable discretion.
Section 6.10    ERISA.
(a)    None of Borrower or Master Tenant shall engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA and/or Section 4975 of the IRS Code.
(b)    Borrower further covenants and agrees to deliver, and cause Master Tenant to deliver, to Lender such certifications and other evidence from time to time, until full repayment of the Indebtedness, as are requested by Lender in its reasonable discretion that (i) neither of Borrower or Master Tenant is (nor is either deemed to include the assets of) an “employee benefit plan” that is subject to Title I of ERISA and/or a “plan” that is subject to Section 4975 of the IRS Code; (ii) neither of Borrower or Master Tenant is a “governmental plan” within the meaning of Section 3(32) of ERISA and is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following statements is and remains true:

(i)
Equity interests in Borrower and in Master Tenant are “publicly offered securities” within the meaning of 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”); or

52

(ii)
Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower and in Master Tenant are held by “benefit plan investors” (determined in accordance with the Plan Assets Regulation).

(c)    Neither Borrower nor Master Tenant shall agree to, enter into or consummate any transaction which would render Borrower or Master Tenant (as applicable) unable to furnish the certification or other evidence referred to in Section 6.10(b), to the extent applicable.
(d)    Borrower represents, warrants and covenants to each Lender Party that neither Borrower nor any ERISA Affiliate maintains, contributes to, or has any obligation to contribute to, or has any direct or indirect liability with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the IRS Code. Borrower shall take or refrain from taking and shall cause Master Tenant to take or refrain from taking, as the case may be, such actions as may be necessary to cause the representation and warranty in this Section 6.10 to remain true and accurate until full repayment of the Indebtedness.
Section 6.11    Terrorism and Anti-Money Laundering.
(a)    Borrower represents and warrants that, as of the date hereof, none of (i) Borrower; (ii) any Person Controlling or Controlled by Borrower; (iii) if Borrower is a privately held entity, any Upstream Owner having a ten percent (10%) or more direct or indirect beneficial interest in Borrower; or (iv) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is an OFAC Prohibited Person, and Borrower hereby covenants that until full repayment of the Indebtedness, none of (i) Borrower; (ii) any Person Controlling or Controlled by Borrower; (iii) if Borrower is a privately held entity, any Upstream Owner having a ten percent (10%) or more direct or indirect beneficial interest in Borrower; or (iv) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, shall be an OFAC Prohibited Person.
(b)    To comply with applicable Anti-Money Laundering Laws, all payments by Borrower to Lender or from Lender to Borrower will only be made and received in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
(c)    Borrower shall provide Lender at any time and from time to time until repayment in full of the Indebtedness with such information as Lender determines (in its reasonable discretion) to be necessary or appropriate to comply with the Anti-Money Laundering Laws of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Person Controlling or Controlled by Borrower or any Person having a beneficial interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

53

Section 6.12    Special Purpose Entity Requirements.
All of the provisions of this Section 6.12 are individually and collectively referred to as the “SPE Requirements”.
(a)    Borrower has not and, until repayment in full of the Indebtedness, shall not:

(i)	engage in any business or activity other than the acquisition, ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

(ii)	acquire or own any material asset other than the Mortgaged Property and such incidental personal property as may be necessary for the operation of the Mortgaged Property;

(iii)
merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, or, except for a permitted Title Transfer, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed;

(iv)
fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, terminate the provisions of Borrower’s formation or entity management documents or amend such organizational documents in a manner which would result in a breach of any of the representations, warranties or covenants set forth in this Section 6.12 or that would otherwise adversely affect Borrower’s single purpose entity status;

(v)
own any subsidiary or make any investment in or acquire the obligations or securities of any other Person without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned;

(vi)
commingle its assets with the assets of any of its shareholders, partners, members, Principals, Affiliates, or any shareholder, partner, member, principal or affiliate thereof, or of any other Person or transfer any assets to any such Person other than distributions on account of equity interests in Borrower permitted hereunder and properly accounted for;

54

(vii)
incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, except as permitted under Section 8.1; provided that any such debt is satisfied when due and payable, subject to reasonable and customary rights to contest such obligations and provided that there is sufficient cash flow from the Hotel Property at such time to do so and Borrower’s constituent owners shall not be required to fund or advance any additional capital to satisfy such obligation;

(viii)
except for a payment of the Indebtedness by a guarantor or indemnitor of the Loan, (A) allow any Person to pay its debts and liabilities, or (B) fail to pay its debts and liabilities solely from its own assets so long as there is sufficient cash flow from the Hotel Property at such time to do so and Borrower’s constituent owners shall not be required to fund or advance any additional capital to satisfy this obligation;

(ix)
fail to maintain its records, books of account and bank accounts separate and apart from those of its shareholders, partners, members, Principals and Affiliates, or any shareholder, partner, member, principal or Affiliate thereof, and any other Person or fail to prepare and maintain its own financial statements in accordance with the Uniform System of Accounts and susceptible to audit, or if such financial statements are consolidated fail to cause such financial statements to contain footnotes disclosing that the Mortgaged Property is actually owned by Borrower;

(x)
other than the Master Lease, enter into any contract or agreement with any of its shareholders, partners, members, Principals or Affiliates, any guarantor or indemnitor of all or a portion of the Loan or any shareholder, partner, member, principal or Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties;

(xi)	fail to correct any misunderstandings actually known by Borrower regarding the separate identity of Borrower;

(xii)
hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another Person or allow any Person to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of Borrower (except for a guarantor or indemnitor of the Loan);

(xiii)	make any loans or advances to any third party, including any of its shareholders, partners, members, Principals or Affiliates, or any shareholder, partner, member, Principal or Affiliate thereof;

55

(xiv)	fail to use separate contracts, purchase orders, invoices and checks (other than such documents that bear the name of its manager or managing agent with reference to the Premises);

(xv)
fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the entity with which such other party is transacting business, or (B) to suggest that Borrower is responsible for the debts of any third party (including any of its shareholders, partners, members, principals or Affiliates, or any shareholder, partner, member, principal or Affiliate thereof);

(xvi)	allow any Person to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations;

(xvii)
intentionally fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that there is sufficient cash flow from the Hotel Property at such time to do so and Borrower’s constituent owners shall not be required to fund or advance any additional capital to satisfy this obligation;

(xviii)	seek dissolution or winding up in whole, or in part;

(xix)
file a voluntary petition or otherwise initiate proceedings to have Borrower or Indemnitor adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or Indemnitor, or file a petition seeking or consenting to reorganization or relief of Borrower or Indemnitor as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to Borrower or Indemnitor; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Borrower or Indemnitor or of all or any substantial part of the properties and assets of Borrower or Indemnitor, or make any general assignment for the benefit of creditors of Borrower or Indemnitor, or admit in writing in a legal proceeding the inability of Borrower or Indemnitor to pay its debts generally as they become due (other than at the request of Lender or Lender’s agents or employees or in any information provided to Lender pursuant to this Agreement or the other Loan Documents and unless failure to make such admission would be a violation of law) or declare or effect a moratorium on Borrower or Indemnitor debt or take any action in furtherance of any such action; or

56

(xx)	intentionally conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud its creditors or the creditors of any other Person.
(b)    If Borrower is, or ever becomes, a limited partnership, then any general partner of Borrower must also be a special purpose entity and comply with the provisions of this Section 6.12.
(c)    Borrower and any Person required to be a special purpose entity pursuant to the terms of this Section 6.12 shall not amend or modify any of their respective formation or entity management documents in any manner that would result in a breach of any of the representations, warranties or covenants set forth in this Section 6.12 or that would otherwise adversely affect Borrower’s special purpose entity status without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. Promptly after Lender’s written request from time to time, but not more frequently than once in any calendar year, Borrower shall deliver to Lender evidence satisfactory to Lender in its reasonable discretion that Borrower and any other Person required to be a special purpose entity pursuant to the terms of this Section 6.12 are in compliance with the provisions of this Section 6.12.
Section 6.13    Notices/Proceedings. Borrower shall, and shall cause Master Tenant to, promptly notify Lender in writing of the occurrence of any of the following: (a) receipt of any material written notice from any holder of any other lien or security interest in any of the Mortgaged Property (other than a Permitted Encumbrance), the Hotel Property or the Additional Collateral; it being understood that, except as expressly set forth in this Agreement, no such lien or security interest is ever permitted to exist at any time under any circumstances until after repayment in full of the Indebtedness; or (b) commencement of any judicial or administrative proceedings against or otherwise materially affecting any Borrower, Master Tenant, any Indemnitor or any of the Mortgaged Property, the Hotel Property or the Additional Collateral, or any other material action by any creditor thereof as a result of any default under the terms of any loan.
Section 6.14    [Intentionally Omitted]
Section 6.15    Business Purpose of Loan. Borrower stipulates and warrants that the purpose of the Loan is for the sole purpose of carrying on or acquiring a business, professional or commercial enterprise. Borrower further stipulates and warrants that all proceeds of the Loan will be used for said business, professional or commercial enterprise.
Section 6.16    Legal Requirements and Maintenance of Mortgaged Property. To Borrower’s knowledge, except as disclosed to Lender in writing, the Mortgaged Property (including the Hotel Property) is in compliance with all Legal Requirements. Borrower shall, and shall cause Master Tenant to, maintain, or shall cause to be maintained, the Mortgaged Property and the Hotel Property, as applicable, in good and safe condition, working order and repair, and comply with all Legal Requirements in all material respects. Borrower shall, and shall cause Master Tenant to, permit Lender and its agents to enter upon and inspect: (a) the areas of the Mortgaged Property (including the Hotel Property) which are open to the public at all reasonable hours upon reasonable prior notice and (b) subject to the rights of tenants under the Leases, all other areas of the Mortgaged

57

Property (including the Hotel Property) during regular business hours upon at least forty-eight (48) hours prior written notice, except that no notice shall be required in the event of an emergency. Borrower shall not, and shall cause Master Tenant not to, without the prior written consent of Lender, which consent may be granted or withheld in Lender’s reasonable discretion: (u) cause or permit any change in the use of the Premises; (v) intentionally cause or permit the use or occupancy of any part of the Premises to be discontinued if such discontinuance would violate any zoning or other law, ordinance or regulation; (w) intentionally apply for or consent to, or cause or permit Master Tenant to apply for or consent to, any subdivision, re-subdivision, zoning reclassification, modification or restriction affecting the Premises; (x) commit or permit Master Tenant or any other tenant to commit (to the extent within its control and not the control of any tenant under any Leases, other than Master Tenant) (i) any physical waste (provided that the Equipment included within the Collateral may be removed at the request of Hotel Manager or if obsolete or if replaced with similar items of equal or greater utility or value) or (ii) any structural or material addition to or material alteration, demolition or removal of the Mortgaged Property (including the Hotel Property); provided, however, Lender’s prior consent shall not be required for any such addition, alteration, demolition or removal if (A) Lender receives written notice of such addition, alteration, demolition or removal, and (B) such addition, alteration, demolition or removal is either required under an Acceptable Lease, required pursuant to or agreed to by Hotel Manager under the Management Agreement, or is reasonably necessary or attendant to keeping the Hotel Property in good working order and repair; (y) take any action whatsoever to apply for, consent to or acquiesce in any subdivision or re-subdivision of the Mortgaged Property (including the Hotel Property), or any portion thereof; or (z) cause or permit any space in the Premises to be leased, used or occupied for or in connection with any marijuana related use or business, whether or not marijuana is a dominant or incidental use or element of such business or space in the Building and whether or not such use is legal or permissible under any applicable laws, rules or regulations (collectively a “Marijuana Related Use”). No provision of this Section 6.16 shall prohibit Borrower from undertaking and completing, or causing Master Tenant to undertake or complete, tenant improvement work authorized under Leases previously approved by Lender or not requiring Lender’s prior approval or normal maintenance and repairs.
Section 6.17    Solvency. (a) Neither Borrower nor Indemnitor has entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (b) Borrower and Indemnitor have each received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital for such entity to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and other liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of obligations of such party).

58

No petition in bankruptcy has been filed against Borrower or any Indemnitor and neither Borrower nor any Indemnitor has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor Indemnitor has been involved in a foreclosure or in a default on any indebtedness owing to Lender or to any affiliate of Lender or on any other indebtedness obtained for commercial purposes. All financial and other information submitted by or on behalf of Borrower and Indemnitor to Lender in connection with the Loan is true, complete and correct in all material respects. All of Borrower’s obligations to creditors, including, but not limited to, all payments and accounts relating to the Premises, are current.
Section 6.18    Master Lease.
(a)    Borrower hereby represents and warrants that the Premises are leased and subleased, as applicable, to Master Tenant pursuant to the Master Lease. The Master Lease is in full force and effect. To Borrower’s knowledge, no default has occurred and is continuing under the Master Lease, and no event has occurred thereunder which, with notice or the passage of time or both, would constitute a default thereunder. Prior to the date of this Agreement, Borrower has delivered to Lender a true, correct and complete copy of the Master Lease (including all amendments and side letters issued in connection therewith).
(b)    With respect to the Master Lease, Borrower shall:

(i)
Pay all sums required to be paid by Borrower thereunder, promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by Borrower thereunder, and do all commercially reasonable things necessary to preserve and to keep unimpaired its material rights thereunder;

(ii)	Promptly notify Lender of any default under the Master Lease of which it is aware, and provide Lender with copies of any material written notices delivered in connection therewith;

(iii)
Promptly deliver to Lender a copy of each written notice received by it under the Master Lease with respect to a violation of law or the existence of circumstances that could reasonably be anticipated to result in a breach or default under the Loan Documents;

(iv)
Use commercially reasonable efforts to enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Master Tenant under the Master Lease;

(v)
Not amend, supplement or otherwise modify the Master Lease without Lender’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided, however, that Lender’s consent shall not be required for the following modifications or amendments to the Master Lease: (i) ministerial,

59

typographical or other clerical modifications or amendments, and (ii) any resizing of the amount of Base Rent or Percentage Rent (each as defined in the Master Lease) payable by Master Tenant under the Master Lease so long as following each and every such resizing, the resulting amount of each monthly installment of Base Rent payable by Master Tenant under the Master Lease will be not less than the monthly installment of interest or principal and interest, as applicable, then payable under the Loan. Notwithstanding the foregoing, if the resulting amount of any monthly installment of Base Rent payable by Master Tenant under the Master Lease will be less than the monthly installment of interest or principal and interest, as applicable, then payable under the Loan, Lender’s consent shall not be required for such resizing so long as Borrower provides assurances satisfactory to Lender in its reasonable discretion that the aggregate amount of Base Rent and Percentage Rent that will be payable by Master Tenant under the Master Lease for a period of time to be selected by Lender in its reasonable discretion, based upon pro forma Base Rent and Percentage Rent for such period of time and otherwise with such detail as Lender may request in its reasonable discretion, will be sufficient to pay the aggregate amount of the monthly installments of interest and/or principal and interest, as applicable, that will be due under the Loan for such period of time;

(vi)
Not terminate the Master Lease without prior written notice to Lender; provided, however, in connection with any such termination, either (A) Borrower shall enter into a new master lease and deliver to Lender a replacement collateral assignment and security agreement from a Person acceptable to Lender in Lender’s sole discretion and substantially in the form of the Master Lease and the Security Agreement delivered as of the Closing Date, that are executed and delivered to Lender prior to or concurrently with such termination or (B) there shall be no replacement master lease, the assets of the Master Tenant shall be transferred to Borrower, and Lender shall have received such amendment to the Loan Documents as reasonably requested by Lender to reflect Lender’s continuing security interest in such transferred assets; and

(vii)
Not permit Master Tenant to assign any or all of its right, title and interest under the Master Lease unless the assignee assumes and affirms the obligations of Master Tenant under the Loan Documents to which Master Tenant is a party by either (A) executing and delivering to Lender an assumption of and amendment to the Loan Documents to which Master Tenant is a party in form and substance satisfactory to Lender in its reasonable discretion or (B) executing and delivering in favor of Lender a replacement Hotel Manager

60

Subordination, Non-Disturbance and Attornment Agreement, Collateral Assignment and Security Agreement, Subordination and Conditional Non-Disturbance and Attornment Agreement, and Master Tenant’s Affidavit, all in substantially the same form as those executed by Master Tenant on the Closing Date, and any other documents required by Lender in its reasonable discretion in connection with such assumption.
In the event Borrower submits any amendment, modification or termination to Lender for approval, pursuant to clause (v) above, Borrower shall pay for Lender’s reasonable out-of-pocket attorneys’ fees, costs and expenses in connection with Lender’s review of any such amendment, modification or termination of the Master Lease. A copy of each amendment, modification or termination to the Master Lease, whether entered into with Lender’s approval or for which Lender’s approval is expressly not required pursuant to clause (v) above, shall be promptly delivered to Lender.
Section 6.19    CC&Rs. Borrower agrees that Borrower’s rights under the CC&Rs are part of the Collateral. In addition, Borrower covenants and agrees that Borrower shall, and shall cause Master Tenant to:

(i)
pay all sums required to be paid by Borrower or Master Tenant under the CC&Rs and promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under the CC&Rs and do all commercially reasonable things necessary to preserve and to keep unimpaired its rights thereunder;

(ii)
promptly notify Lender of any default under the CC&Rs of which it is aware and provide Lender with copies of any material written notices delivered in connection therewith or otherwise received from or in connection with the CC&Rs, the Associations and/or the City of Laguna Beach;

(iii)
Use commercially reasonable efforts to enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the City and/or the Associations under the CC&Rs; and

(iv)
not amend, modify or terminate, and not agree to any amendment, modification or termination of, the CC&Rs without the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lender’s consent shall not be required for ministerial, typographical or other clerical modifications or amendments.

In the event Borrower submits any amendment, modification or termination to Lender for approval, pursuant to clause (iv) above, Borrower shall pay for Lender’s reasonable out-

61

of-pocket attorneys’ fees, costs and expenses in connection with Lender’s review of any such amendment, modification or termination of the CC&Rs.
ARTICLE 7

FINANCIAL REPORTING
Section 7.1    Financial Statements; Records. Borrower shall keep adequate books and records of account in accordance with the Uniform System of Accounts and shall provide to Lender in both hard copy and in electronic format, if available, via e-mail to addresses specified by Lender, within the time periods set forth, the following (collectively, the “Financial Information”):
(a)    Financial Information. Borrower shall deliver, or cause to be delivered, to Lender the following:

(i)	monthly operating statements of the Premises, prepared and certified by Hotel Manager pursuant to the Management Agreement, within twenty (20) days after the end of each calendar month;

(ii)	an annual operating statement of the Premises, within one hundred twenty (120) days after the close of each calendar year;

(iii)
an annual balance sheet and profit and loss statement of Borrower, Indemnitor and Master Tenant each in a form consistent with the applicable form delivered to Lender in connection with the closing of the Loan or such other form approved by Lender in its reasonable discretion, prepared and certified by Borrower, Indemnitor and Master Tenant as to the applicable statement, and, such statements, if required by Lender during the continuance of an Event of Default, shall be audited financial statements prepared and certified by Pricewaterhouse Coopers or another independent certified public accountant acceptable to Lender, (A) with respect to Borrower and Master Tenant, within one hundred twenty (120) days after the close of each Fiscal Year of Borrower and (B) with respect to Indemnitor, within one hundred fifty (150) days after the close of each Fiscal Year of Indemnitor;

(iv)
an annual statement from Borrower and Indemnitor in a form approved by Lender in its reasonable discretion, certifying: (A) the names of all Upstream Owners that either own (directly or indirectly) ten percent (10%) or more of the beneficial interest in Borrower or own a general partnership or managing membership interest in Borrower; and (B) that no Person has obtained any financing prohibited by the Loan Documents, signed and dated by Borrower, within one hundred twenty (120) days after the close of each Fiscal

62

Year of Borrower and from time to time as Lender may request in its reasonable discretion;

(v)	a proposed Annual Operating Plan for the Hotel Property, prepared by Hotel Manager pursuant to the Management Agreement, at least thirty (30) days prior to the commencement of each calendar year; and

(vi)	the FF&E Certificate, within sixty (60) days after the close of each calendar year.
(b)    Financial Information Upon Request: Upon written request from Lender, Borrower shall deliver, or cause to be delivered, the following:

(i)	a copy of the federal tax return of Borrower and Master Tenant, as and when filed with the Internal Revenue Service;

(ii)
such other financial or management information from Borrower, Master Tenant and Indemnitor (but not of any other Upstream Owner) as may, from time to time, be required by Lender in its reasonable discretion and in form and substance satisfactory to Lender in its reasonable discretion;

(iii)
Borrower’s, Master Tenant’s and Hotel Manager’s books and records regarding the Premises for examination, review, copying and audit by Lender or its auditors (at Lender's expense so long as there is then no existing Event of Default) during normal business hours and convenient facilities for such examination, review, copying and audit of Borrower’s, Master Tenant’s and Hotel Manager’s books and records of account; and

(iv)
to the extent Borrower has such information or has the ability to obtain such information utilizing commercially reasonable efforts, financial statements (audited if available), including balance sheets and profit and loss statements, and copies of federal tax returns for Master Tenant.

(c)    Failure to Deliver Financial Information: If Borrower fails to deliver to Lender any Financial Information required hereunder within thirty (30) days following written notice from Lender to Borrower that Borrower has failed to timely deliver said Financial Information and such failure is within the reasonable control of Borrower, Lender may, in its sole and absolute discretion, (i) declare such failure to be an Event of Default pursuant to Section 9.1(m), and/or (ii) charge Borrower (and Borrower shall pay to Lender) a fee equal to One Thousand Dollars ($1,000) (the “Financial Information Fee”), for each thirty (30) day period or portion thereof during which Borrower fails to timely deliver to Lender any such Financial Information.

63

(d)    Annual Operating Plan. Lender shall have the right to review and, during the continuance of an Event of Default and solely with respect to any item or amount in such proposed Annual Operating Plan over which Master Tenant has approval rights pursuant to the Management Agreement, to approve such items or amounts in such proposed Annual Operating Plan. Any such approval shall not be unreasonably withheld, conditioned or delayed. If, within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval of such proposed Annual Operating Plan stating: (i) “TIME SENSITIVE RESPONSE REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OR DEEMED APPROVAL MAY OCCUR”, together with the a true and complete copy of the proposed Annual Operating Plan, including any exhibits or supporting information prepared by Hotel Manager and delivered to Borrower or Master Tenant pursuant to the Management Agreement (if any), Lender does not approve or disapprove such proposed Annual Operating Plan (disapproval to include reasons), Borrower may deliver a second notice to Lender, together with a second copy of the proposed Annual Operating Plan and any such exhibits and supporting information (if any), stating: “PURSUANT TO THE TERMS OF SUBSECTION 7.1(d) OF THE AMENDED AND RESTATED LOAN AGREEMENT EXECUTED BY SHR MLB, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS BORROWER, DATED JANUARY 29, 2015, LENDER HAS FAILED TO RESPOND TO THE REQUEST FOR APPROVAL OF THE PROPOSED ANNUAL OPERATING PLAN. FAILURE OF LENDER TO RESPOND TO BORROWER’S REQUEST FOR SUCH APPROVAL WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS SECOND NOTICE SHALL BE DEEMED TO BE LENDER’S APPROVAL OF SUCH PROPOSED ANNUAL OPERATING PLAN”. If Lender fails to approve or disapprove (which such disapproval shall include in reasonable detail, reasons for such disapproval) of such proposed Annual Operating Plan within such additional five (5) Business Day period, such proposed Annual Operating Plan shall be deemed approved by Lender. To the extent Master Tenant, Lender and Hotel Manager cannot agree on any such proposed Annual Operating Plan, Borrower shall cause Master Tenant to submit such matter to arbitration for resolution in accordance with the procedures set forth in Article 10 of the Management Agreement and, until such resolution is determined according to such procedures or a new Annual Operating Plan is agreed to by Master Tenant, Lender and Hotel Manager, Borrower shall cause Master Tenant to cause Hotel Manager to continue operating the Premises pursuant to the prior year’s Annual Operating Budget in the manner, and subject to the terms and conditions, set forth in Article 4 of the Management Agreement.
ARTICLE 8

CONVEYANCES, ENCUMBRANCES AND BORROWINGS
Section 8.1    Prohibition Against Conveyances, Encumbrances and Borrowing.
(a)    Except with the prior written consent of Lender, and except as expressly permitted in Sections 8.2, 8.3, 8.4 and 8.5, neither Borrower, Master Tenant nor any Upstream Owner shall sell, transfer, convey, assign, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) (collectively, a “Conveyance”) all or any portion of any legal or beneficial interest in: (i) all or

64

any portion of the Mortgaged Property including the Leases; or (ii) all or any ownership interest in Borrower or in any Upstream Owner, except that Conveyances of any publicly traded shares in any Upstream Owner shall be specifically permitted without the consent of Lender. In addition, Borrower shall not incur or accept a PACE Loan, and shall not permit or suffer the existence of any PACE Lien on all or any portion of the Mortgaged Property, in either case without Lender’s prior written consent thereto
(b)    In furtherance of the foregoing, subordinate liens (voluntary or involuntary) secured by any portion of the Mortgaged Property, or any beneficial interest in the Mortgaged Property, and any mezzanine or any other financing, whether unsecured or secured by any ownership interest in Borrower or in any Upstream Owner, shall not be permitted, except with the prior written consent of Lender in each case.
(c)    Without limiting Lender’s right to withhold its consent to any Conveyance, any Conveyance must not be to a tenancy in common or an OFAC Prohibited Person. Lender’s consent to any of the foregoing actions, if required pursuant to this Agreement and if given, may be conditioned upon a change in the interest rate, maturity date, amortization period or other terms under this Agreement, the payment of a transfer or encumbrance fee and/or any other requirements of Lender. Notwithstanding the foregoing, Lender shall not unreasonably withhold, delay or condition its consent to easements or access licenses (or amendments thereto), nor shall Lender require a change in the terms of the Loan in connection with a request for consent to easements or access licenses (or amendments thereto) so long as such easements or access licenses do not have a material adverse impact on the use, operation or value of the Mortgaged Property or the Hotel Property. In addition to the standard processing fee and the transfer or encumbrance fee referred to in this Section 8.1, Borrower shall pay or reimburse Lender within five (5) Business Days after demand for all reasonable out-of-pocket expenses (including reasonable out-of-pocket attorneys’ fees, costs and expenses, title search costs, and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such transaction.
(d)    The foregoing prohibitions are not intended to apply to Leases (which shall be governed by Section 5.1 hereof), excluding, however, the Master Lease, or to prevent the individual Upstream Owners (other than any general partner or managing member of Borrower or any other Upstream Owner that is required to comply with the provisions of Section 6.12) from obtaining personal loans unrelated to Borrower, the Mortgaged Property and the Hotel Property. Further, the foregoing prohibitions in this Section 8.1 are also not intended to prevent Borrower from incurring (i) reasonable and customary equipment leases, provided that such leases do not, in the aggregate, exceed Five Hundred Thousand Dollars ($500,000) in annual payments, and (ii) reasonable and customary trade payables and unsecured operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Hotel Property in such amounts as are reasonable and customary under the circumstances that will be satisfied within sixty (60) days of incurrence, provided that such debt is not evidenced by a note, is paid when due and there will be sufficient Net Operating Income (as projected by Hotel Manager for the immediately succeeding calendar month) to pay such debt when due. In addition, the foregoing prohibitions of this Section 8.1 shall not be deemed to restrict the payment of any accrued and unpaid incentive management fees due to Hotel Manager pursuant to the Management Agreement to the extent there

65

is sufficient Net Operating Income to pay such fees, nor, to the extent there is insufficient Net Operating Income to pay such fees, shall the foregoing prohibitions of this Section 8.1 be deemed to restrict the accrual of such fees.
Section 8.2    Transfers of Minority, Non-Controlling Interests. Notwithstanding the prohibitions in Section 8.1 above, the constituent owners of Borrower (including any Person who becomes a holder of a direct or indirect interest in Borrower pursuant to Section 8.3 hereof) may make Conveyances among themselves of direct and indirect interests in Borrower (each, a “Constituent Transfer”) without Lender’s prior written consent; provided, that after giving effect to such Conveyance and all prior Conveyances, (i) Control Party maintains Control of Borrower and continues to own (directly or indirectly) not less than five percent (5%) of Borrower, (ii) Hotel Manager continues to operate the Hotel Property, and (iii) unless at least forty-nine percent (49%) of the direct or indirect interests in Borrower are owned by one or more Qualified Real Estate Investors, if such constituent owner transferee, together with its Affiliates, will following such Constituent Transfer own in the aggregate ten percent (10%) or more of the direct and indirect interests in Borrower, then such constituent owner transferee and such Affiliates, or the sponsor, principal, parent or other majority owner thereof, shall be a Qualified Transferee.
Section 8.3    Partial Interest Transfer. Notwithstanding the prohibitions in Section 8.1 above, Lender’s consent will not be required for Conveyances of direct or indirect interest in Borrower to one or more investors which do not own direct or indirect interests in Borrower as of the date hereof (each such transfer, a “Partial Interest Transfer”), provided that all of the following conditions have been fully satisfied:
(a)    Intentionally omitted.
(b)    At the time of the proposed Partial Interest Transfer, the following conditions are fully satisfied:

(i)	Solely with respect to transfers of direct or indirect interests in Borrower by Indemnitor, no monetary default or Event of Default exists;

(ii)	Borrower named on page one of this Agreement, or any successor Borrower pursuant to Section 8.4, holds title to the Mortgaged Property;

(iii)
After giving effect to the proposed Partial Interest Transfer and all prior Partial Interest Transfers, Control Party continues (A) to Control Borrower and (B) to own, directly or indirectly, no less than five percent (5%) of all legal and beneficial ownership interests in Borrower;

(iv)
Unless at least forty-nine percent (49%) of the direct or indirect interests in Borrower are owned by one or more Qualified Real Estate Investors, if following the consummation of such Partial Interest

66

Transfer the proposed third party transferee (a “Proposed Partial Interest Transferee”) and its Affiliates, will own, in the aggregate, more than ten percent (10%) of the direct and indirect interests in Borrower, then:
(A)    such Proposed Partial Interest Transferee and such Affiliates shall be, or the sponsor, principal, parent or other majority owner thereof shall be a Qualified Real Estate Investor or, if clause (iii) above is satisfied, a Qualified Transferee;
(B)    At least ten (10) Business Days prior to the consummation of such Proposed Partial Interest Transfer, Borrower shall notify Lender in writing describing the proposed Partial Interest Transfer in reasonable detail, including such evidence as is reasonably necessary to confirm, and Borrower shall so certify to Lender in such written notice, that at least forty-nine percent (49%) of the direct or indirect interests in Borrower are owned by one or more Qualified Real Estate Investors or that the Proposed Partial Interest Transferee and its Affiliates, or the sponsor, principal, parent or other majority owner thereof, is a Qualified Real Estate Investor or a Qualified Transferee, as applicable;
(C)    Borrower shall pay any reasonable out-of-pocket costs and expenses reasonably incurred by Lender in connection with the proposed Partial Interest Transfer, whether or not such Partial Interest Transfer actually occurs;
(D)    Borrower shall provide Lender with current Borrower ownership charts depicting Borrower’s ownership structure before and after the Partial Interest Transfer, including the percentage interests held by Borrower’s direct and indirect owners; and
(E)    Together with Borrower's notice of such Partial Interest Transfer, Borrower shall certify to Lender that each of the requirements in this subsection (iv) are or will be satisfied as of the date of the proposed Partial Interest Transfer, together with a non-refundable administrative processing fee in the amount of Fifteen Thousand Dollars ($15,000) (the “Processing Fee”), which fee shall be deemed earned by Lender upon receipt, whether or not Borrower completes the proposed Partial Interest Transfer. A separate Processing Fee shall be required for each proposed Partial Interest Transfer under this subsection.
Without limiting the rights set forth above, if the condition in clause (b)(iii) above is not satisfied but all other conditions set forth in this Section 8.3 have been satisfied, such proposed Partial Interest Transfer shall be permitted, provided that after giving effect to such Partial Interest

67

Transfer, a Qualified Real Estate Investor continues to Control Borrower, one or more Qualified Real Estate Investors owns at least forty-nine percent (49%) of the direct or indirect interests in Borrower, and prior to or concurrently with the closing of such proposed Partial Interest Transfer, Borrower delivers, or causes to be delivered, to Lender (1) a Replacement Indemnity (or evidence satisfactory to Lender in its reasonable discretion that the Environmental Insurance remains in place) and a Replacement Guaranty, both executed by a Replacement Guarantor, and (2) evidence satisfactory to Lender in its reasonable discretion that after giving effect to such Partial Interest Transfer, such Replacement Guarantor (A) will Control Borrower and (B) own, directly or indirectly, no less than five percent (5%) of all legal and beneficial ownership interests in Borrower. In such instance, Lender shall release Indemnitor as and to the same extent that such Replacement Guarantor assumes any obligations under such Replacement Indemnity and Replacement Guaranty.
Section 8.4    Permitted Loan Transfer. Notwithstanding the prohibitions in Section 8.1 above, Lender will permit up to one (1) transfer (the “Title Transfer”) of title to the Mortgaged Property in an arms-length transaction to an independent third party proposed transferee (the “Proposed Transferee”), which benefit shall be personal to the named Borrower herein (for purposes of this Section 8.4, the “Permitted Assignor”), and shall not apply to any third-party successor, assignee or transferee of the foregoing, and shall be null and void upon any transfer of title to the Mortgaged Property, upon any transfer of title to any portion of the Mortgaged Property or, except as expressly permitted in Sections 8.2, 8.3 and 8.4 upon any direct or indirect transfer of any ownership interest in Permitted Assignor or in any Upstream Owner, provided that all of the following terms and conditions have been fully satisfied, as determined by Lender in its reasonable discretion:
(a)    At least thirty (30) days prior to such Title Transfer, Permitted Assignor shall have provided Lender with written notice of the proposed Title Transfer, together with a non-refundable administrative processing fee in the amount of Ten Thousand Dollars ($10,000) (the “Title Transfer Processing Fee”), along with the name(s), address(es) and organizational documents of the Proposed Transferee and of the sponsor, principals, Affiliates, parent or other majority owners, as applicable, of the Proposed Transferee. Upon receipt by Lender, the Title Transfer Processing Fee shall be deemed earned by Lender, whether or not Permitted Assignor completes the proposed Title Transfer and whether or not any proposed Title Transfer is actually approved by Lender pursuant to this Section 8.4. A separate Title Transfer Processing Fee shall be required for each request for a Title Transfer.
(b)    Permitted Assignor shall furnish to Lender along with such written notice the following:

(i)	detailed and complete financial statements of the Proposed Transferee and of the principals, Affiliates and parent or other majority owners, as applicable, of the Proposed Transferee;

(ii)
information with respect to the business and business experience of the Proposed Transferee and its sponsors, principals, Affiliates, and parent or other majority owners, as applicable, and including, without limitation, their experience in the ownership and operation of

68

properties similar to the Hotel Property and other commercial real estate;

(iii)
evidence that the Hotel Property, as of the proposed date of the Title Transfer and thereafter, will be managed by a hotel management company and under a management agreement meeting the requirements of Section 5.2;

(iv)
the terms and conditions of the proposed sale or transfer and a copy of the executed purchase and sale agreement or transfer document (or the most recent draft, provided the final executed purchase and sale agreement or other transfer document is provided to Lender as soon as it is available);

(v)
a chart of the ownership structure of the Proposed Transferee and each of its sponsors, principals, Affiliates and any owners of a ten percent (10%) or greater interest in the Proposed Transferee, as applicable;

(vi)
evidence satisfactory to Lender in its reasonable discretion that either the Proposed Transferee or, if the Proposed Transferee is a special purpose entity, one of its sponsors, principals, parent or another majority owner that will Control the Proposed Transferee, is a Qualified Real Estate Investor, and evidence satisfactory to Lender in its reasonable discretion that at least forty-nine percent (49%) of the direct or indirect interests in the Proposed Transferee will be owned by one or more Qualified Real Estate Investors; and

(vii)
such other information as Lender may reasonably request to permit Lender to determine if the Proposed Transferee and/or its principals, Affiliates, parent or other majority owners, as applicable, is a Qualified Real Estate Investor.

(c)    No monetary default or Event of Default may be outstanding, either as of the date the notice is given to Lender under Subsection 8.4(a) above, or on the date of the Title Transfer;
(d)    The Proposed Transferee may in no event be a tenant in common and in no event shall the Loan Documents permit a tenancy in common form of ownership of the Mortgaged Property.
(e)    At the time of the closing of any approved Title Transfer, the Proposed Transferee shall expressly assume Permitted Assignor’s obligations under the Loan and the Loan Documents pursuant to a written agreement which is satisfactory to Lender in its reasonable discretion, subject to the recourse limitations and the non-recourse exceptions of the Loan Documents;

69

(f)    At the time of the assumption of the Loan, unless Permitted Assignor provides Lender with evidence satisfactory to Lender in its reasonable discretion that (i) the Environmental Insurance remains in place, and (ii) the conditions set forth in Section 9 of the Environmental Indemnification Agreement regarding release of Strategic thereunder have been satisfied, the Proposed Transferee shall furnish to Lender an environmental indemnification agreement (the “Replacement Indemnity”), executed by the Proposed Transferee and the Qualified Real Estate Investor Controlling the Proposed Transferee (the “Replacement Guarantor”) that will become an Indemnitor as of the date of the Title Transfer. It is understood and agreed that the Replacement Indemnity shall be prepared on substantially the same form as the Environmental Indemnification Agreement executed on the Closing Date. Lender shall release the existing Borrower from liability under the Environmental Indemnification Agreement as and to the extent that the Proposed Transferee and Replacement Guarantor assume any of the obligations under the Replacement Indemnity;
(g)    At the time of the assumption of the Loan, the Proposed Transferee shall furnish to Lender a recourse exceptions guaranty in substantially the same form as executed on the Closing Date (a “Replacement Guaranty”), executed by the Replacement Guarantor. Lender shall release the existing Indemnitor under the Loan Documents as and to the same extent that the Replacement Guarantor assumes any of the existing Indemnitor’s obligations under the Recourse Guaranty;
(h)    In the event the Master Lease will remain in effect following the consummation of such approved Title Transfer, Replacement Guarantor, an Affiliate thereof or an MT Qualified Real Estate Investor shall Control Master Tenant (or any successor thereto in connection with such approved Title Transfer);
(i)    At the closing of the approved Title Transfer, Permitted Assignor and the Proposed Transferee and such other Persons or entities as Lender shall require in its reasonable discretion, shall also deliver and, if applicable, execute;

(i)	evidence of authority and entity existence;

(ii)	Uniform Commercial Code searches;

(iii)	Uniform Commercial Code financing statements;

(iv)
an endorsement to Lender’s title insurance policy insuring the Deed of Trust, which endorsement updates the effective date of said policy to the date of the Title Transfer, showing the Proposed Transferee as the owner of the Mortgaged Property, and showing no additional title exceptions, except as shall be approved in writing by Lender in its reasonable discretion, and otherwise acceptable to Lender in its reasonable discretion;

(v)	opinions of counsel acceptable to Lender in its reasonable discretion addressing (1) the due organization and authorization of the Proposed

70

Transferee, (2) the enforceability of the Loan Documents and (3) such other matters as Lender may require in its reasonable discretion;

(vi)	evidence of such insurance as shall be required by the Loan Documents; and

(vii)	such other documents as Lender shall require in its reasonable discretion in order to effectuate the transaction as contemplated by this Section 8.4.
(j)    At the closing of the approved Title Transfer, the Proposed Transferee shall deposit with Lender sufficient funds to pay when due all Impositions. In addition, Lender may require the Proposed Transferee to establish with Lender at the time of the closing of the approved Title Transfer, a reserve for Impositions, ground rents, future tenant improvements, leasing commissions and/or capital improvements to the extent the Loan Documents require any such (or any other) reserves or deposits, even if Lender had previously waived such requirement for Permitted Assignor. To the extent previously waived, the Proposed Transferee shall establish such reserves as are required under the Loan Documents simultaneously with the closing of such Title Transfer;
(k)    At the closing of the approved Title Transfer, Permitted Assignor shall pay to Lender a fee (a “Transfer Fee”) in the amount of two percent (2.0%) of the then outstanding principal balance of the Loan in cash or certified funds; provided, however, if the Proposed Transferee is an Affiliate of the Permitted Assignor, the amount of such Transfer Fee shall be reduced to one percent (1.0%) of the then outstanding principal balance of the Loan. The Transfer Fee is being paid in order to induce Lender to allow the Proposed Transferee to assume the obligations of Permitted Assignor under the Loan Documents and to release Permitted Assignor from liability thereunder for Permitted Assignor’s obligations, acts and omissions from and after the date of the Title Transfer in accordance with the provisions of this Section 8.4, provided that, in no event shall Permitted Assignor be released from any liability for acts or omissions occurring prior to the date of such Title Transfer, including, without limitation, acts or omissions leading to environmental contamination, whether known or unknown;
(l)    On the date of the closing of the Title Transfer, both (i) the unpaid principal balance of the Loan shall be not more than fifty-five percent (55%) of the appraised value of the Mortgaged Property (the “Transfer LTV Requirement”) based on either Lender’s own analysis and estimate or, if the Transfer LTV Requirement is not satisfied based on such estimate, on a then current appraisal of the Mortgaged Property that is acceptable to Lender (in its reasonable discretion), prepared by an independent appraiser holding the MAI designation and selected by Lender, at Permitted Assignor’s sole cost, and (ii) the Proposed Transferee shall provide evidence acceptable to Lender (in its reasonable discretion) that it has made a minimum unencumbered forty-five percent (45%) cash equity investment in the Mortgaged Property;
(m)    The proposed Title Transfer shall not cause a violation or a breach of any Federal, state or local law, statute, rule, regulation or order governing the Mortgaged Property, Permitted Assignor or the Proposed Transferee, or any of its or their principals, parent or other owners, including any Anti-Money Laundering Laws; and

71

(n)    Permitted Assignor shall pay all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with the proposed Title Transfer, whether or not the proposed Title Transfer actually occurs, including, without limitation, reasonable out-of-pocket attorneys’ fees, recording and filing charges, title company charges and the cost of the endorsements to Lender’s title policy.
Notwithstanding the foregoing, Permitted Assignor shall have the right in connection with a proposed Title Transfer to make a partial prepayment of the Loan in an amount (the “Transfer Partial Prepayment”) that would cause the Loan to satisfy the Transfer LTV Requirement. Permitted Assignor shall be required to pay the applicable Prepayment Premium or Closed Period Prepayment Premium, as applicable, on the amount of the Transfer Partial Prepayment. In the event of any such Transfer Partial Prepayment, the monthly installments of principal and/or interest, as applicable, due hereunder shall be adjusted accordingly based upon the amount of principal repaid, the interest rate in effect at the time of the Transfer Partial Payment and the applicable remaining thirty (30) year amortization schedule.
Lender will not review or process Permitted Assignor’s request for approval of a proposed Title Transfer until such time as Lender has received all of the items, including the Title Transfer Processing Fee, required to be delivered to Lender pursuant to this Section 8.4.
Section 8.5    Transfers of Operating Partnership Units. Notwithstanding the prohibitions in Section 8.1 above, Lender’s consent will not be required for the issuance of additional Operating Partnership units in Strategic issued in connection with (i) the acquisition by Strategic, or any subsidiary thereof, of additional assets or the raising of equity capital from and after the date hereof, or (ii) the redemption of up to 53,830 partnership units of SHC Santa Monica Beach Hotel, L.L.C. into 53,830 Operating Partnership units.
ARTICLE 9

EVENTS OF DEFAULT
Section 9.1    Events of Default. Each of the following shall constitute an Event of Default under the Loan Documents (each an “Event of Default”):
(a)    Failure to pay (i) any monthly installment of principal or interest in accordance with Section 2.3 or any monthly reserve payment required under Section 5.3(c) within seven (7) days following the date such amount is due, or (ii) the entire amount due under the Loan Documents by the Maturity Date;
(b)    Except for the payments described in Sections 9.1(a) and 9.1(i), failure to pay any other amount due to Lender under the Loan Documents within ten (10) Business Days following notice from Lender that such amount is due;
(c)    Except as provided in Section 9.1(a), 9.1(b) and 9.1(d) to 9.1(v), inclusive, failure of Borrower or Master Tenant to perform or comply with any term, obligation, covenant or condition contained in this Agreement or any other Loan Documents, within thirty (30) days after

72

the delivery of written notice (“Cure Notice”) from Lender of such failure; provided that if such default is not reasonably capable of being cured (without taking into account financial capability) within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower commences, or causes Master Tenant to commence, the cure of such default within such thirty (30) day period, diligently prosecutes such cure to completion and completes such cure within one hundred twenty (120) days after delivery of the Cure Notice from Lender;
(d)    The occurrence of an Event of Default under the Master Tenant Security Agreement;
(e)    Intentionally omitted;
(f)    If any representation, warranty, certification or other statement made in any Loan Document or in any statement or certificate at any time given by Borrower or Guarantor to Lender in connection with the Loan shall prove to be untrue or misleading in any material respect at the time when made or given; provided, however, if (i) Borrower, Master Tenant or Indemnitor makes a good faith, unintentional misrepresentation in any Loan Document, (ii) there is no monetary Event of Default, and (iii) the underlying facts or situation that rendered such representation inaccurate or untrue can be remedied to Lender’s satisfaction (in its reasonable discretion) within thirty (30) days following the earlier to occur of the discovery of such misrepresentation by Borrower or written notice from Lender to Borrower of such misrepresentation and Borrower, Master Tenant or Indemnitor, as applicable, actually remedies said underlying facts or situation so as to make the original representation in the Loan Document(s) true and correct on a going forward basis prior to the expiration of said thirty (30) day period and there are not remaining material adverse consequences to Lender, the Loan, the Mortgaged Property (including the Hotel Property) or the Additional Collateral, then such misrepresentation shall not be deemed to be an Event of Default;
(g)    If Lender fails to have a legal, valid, binding and enforceable first priority lien on (i) the Mortgaged Property or any portion thereof or (ii) the Additional Collateral, and (iii) any other collateral securing the Loan; provided, however, in the event that the Deposit Bank unilaterally terminates the Deposit Agreement with respect to the FF&E Reserve, such resulting failure of Lender to have a perfected security interest in the FF&E Reserve, and the deposits therein and proceeds thereof, shall not result in an Event of Default hereunder so long as a fully-executed replacement controlled account agreement with respect to the FF&E Reserve acceptable to Lender (in its reasonable discretion) is delivered to Lender within twenty (20) days of such termination;
(h)    Failure to permit Lender or its agents to enter to the Hotel Property or to access Borrower’s or Master Tenant’s books and records in accordance with the terms of the Loan Documents, such failure continuing for more than five (5) Business Days after written notice from Lender to Borrower of such failure;
(i)    Failure to pay any Imposition prior to delinquency (except as expressly permitted in accordance with Section 5.3(b)), or to maintain insurance as required by this Agreement;
(j)    Except as permitted in this Agreement, adjusting, compromising, settling or entering into any agreement with respect to insurance settlements and condemnation proceedings;

73

(k)    Except as permitted in this Agreement: (i) causing or permitting Master Tenant to cause a material change in the use of any of the Premises or causing or permitting the use or occupancy of any part of the Premises to be discontinued if such change of use or discontinuance would violate any zoning or other law, ordinance or regulation; (ii) causing or permitting Master Tenant to consent to or permit any zoning reclassification, modification or restriction affecting any then current use of the Premises; (iii) taking any steps whatsoever to convert any of the Premises, or any portion thereof, to a cooperative or tenancy in common form of ownership; or (iv) causing or permitting Master Tenant to cause the material alteration, demolition or removal of any of the Improvements except as permitted hereunder or in the normal course of Borrower’s business as permitted herein;
(l)    Failure by either Borrower or Master Tenant to deliver (in accordance with the terms of the Loan Documents) copies of any written notices from governmental or regulatory authorities asserting a failure of compliance in any material respect with any Legal Requirement that is reasonably likely to result in an Event of Default under, or prevent compliance with the terms of, any Loan Document;
(m)    Failure by either Borrower or Master Tenant to deliver financial statements required by Article 7 following the written notice from Lender to Borrower and/or Master Tenant, as applicable, and the expiration of the cure period described in Section 7.1(c) or the failure to deliver the estoppel certificates required by Section 6.9 within ten (10) additional days after the delivery of written notice from Lender;
(n)    Violation of any of the terms, obligations, covenants or conditions set forth in Section 5.1(a) (Leasing), Section 5.1(b) (Leasing), Section 5.2 (Management Agreement), Section 6.3 (Title), Section 6.12 (Special Purpose Entity Requirements), Section 6.18 (Master Lease), Section 6.19 (CC&Rs) or Article 8 (Conveyances, Encumbrances and Borrowings);
(o)    If a default or event of default by Borrower shall occur under any permitted mortgage, encumbrance, lien or security agreement encumbering all or any portion of the Mortgaged Property, the Hotel Property or the Additional Collateral which is subordinate or superior to the lien of the Deed of Trust or any other liens granted to Lender pursuant to the Loan Documents, or if any party under any such instrument shall commence a foreclosure or other collection or enforcement action in connection therewith, except to the extent the same is being contested in accordance with the terms hereof;
(p)    Failure of Borrower, Master Tenant or Indemnitor to preserve and keep in full force and effect its existence and any material franchises, licenses, authorizations, registrations, permits and approvals required under the laws of the State of its formation and the State where the Premises is located and any material franchises, licenses, authorizations, registrations, permits and approvals required or necessary to operate its business;
(q)    If Borrower, Master Tenant or Indemnitor consents to the filing of, or commences or consents to the commencement of, any Bankruptcy Proceeding with respect to Borrower, Master Tenant or Indemnitor; provided, however, that any Bankruptcy Proceeding with respect to Indemnitor shall not constitute an Event of Default if, within forty-five (45) days following

74

such Bankruptcy Proceeding, Borrower shall cause a Replacement Guarantor that is a Qualified Real Estate Investor or is otherwise approved by Lender in its sole discretion to execute and deliver to Lender a Replacement Guaranty and a Replacement Indemnity (if the Environmental Insurance is then not in full force and effect);
(r)    If any Bankruptcy Proceeding shall have been filed against Borrower, Master Tenant or Indemnitor and the same is not withdrawn, discharged, stayed, dismissed, canceled or terminated within ninety (90) days of such filing; provided, however, that any Bankruptcy Proceeding with respect to Indemnitor shall not constitute an Event of Default if, prior to the expiration of such ninety (90) day period, (i) with respect to Indemnitor, Borrower shall cause a Replacement Guarantor that is a Qualified Real Estate Investor or is otherwise approved by Lender in its sole discretion to execute and deliver to Lender a Replacement Guaranty and a Replacement Indemnity (if the Environmental Insurance is then not in full force and effect), and (ii) with respect to Master Tenant, Borrower terminates the Master Lease in compliance with Section 6.18(b)(vi)(A) hereof;
(s)    If Borrower, Master Tenant or Indemnitor is adjudicated bankrupt or insolvent in any Bankruptcy Proceeding or a petition for reorganization of Borrower, Master Tenant or Indemnitor is granted;
(t)    If a receiver, liquidator or trustee of Borrower, Master Tenant or Indemnitor, or of any of the properties of Borrower, Master Tenant or Indemnitor shall be appointed; provided, however, if such appointment was involuntary and not consented to, and is diligently contested, by Borrower, Master Tenant or Indemnitor, as applicable, upon the same not being withdrawn, discharged, stayed, dismissed, canceled or terminated within ninety (90) days;
(u)    If Borrower, Master Tenant or Indemnitor shall make an assignment for the benefit of its creditors or shall admit in writing in a legal proceeding the inability to pay its debts generally as they become due; provided, however, that any such assignment or admission with respect to Indemnitor shall not constitute an Event of Default if, within forty-five (45) days following such assignment or admission, (i) with respect to Indemnitor, Borrower shall cause a Replacement Guarantor that is a Qualified Real Estate Investor or is otherwise approved by Lender in its sole discretion to execute and deliver to Lender a Replacement Guaranty and a Replacement Indemnity (if the Environmental Insurance is then not in full force and effect), and (ii) with respect to Master Tenant, Borrower terminates the Master Lease in compliance with Section 6.18(b)(vi)(A) hereof; or
(v)    Except as otherwise permitted herein, if Borrower, Master Tenant, any Principal or Indemnitor shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, Master Tenant or Indemnitor; provided, however, that the termination or dissolution of Indemnitor or Master Tenant shall not constitute an Event of Default if, within forty-five days following such termination or dissolution, (i) with respect to Indemnitor, Borrower shall cause a Replacement Guarantor that is a Qualified Real Estate Investor or is otherwise approved by Lender in its sole discretion to execute and deliver to Lender a Replacement Guaranty and a Replacement Indemnity (if the Environmental Insurance is then not in full force and effect), and

75

(ii) with respect to Master Tenant, Borrower terminates the Master Lease in compliance with Section 6.18(b)(vi)(A) hereof.
Notwithstanding the foregoing, with respect to any Event of Default under Sections 9.1(g), 9.1(l), 9.1(m), 9.1(n) (solely with respect to Sections 5.1(a), 5.1(b), 6.12 or 6.19, but not other breaches under Section 9.1(n) caused by Master Tenant) or 9.1(p) caused by Master Tenant, such Event of Default shall be deemed cured if, within thirty (30) days, Borrower cures the underlying default and terminates the Master Lease in compliance with Section 6.18(b)(vi)(A) or (B); provided, however, Borrower shall have an additional period not to exceed sixty (60) days to so cure such Event of Default if (1) the underlying default is curable, (2) Borrower commences to cure such default and terminate the Master Lease within such thirty (30) day period, (3) Borrower diligently pursues such cure and termination and (4) so long as the Mortgaged Property, the Hotel Property and Borrower’s ability to perform under the Loan Document will not be materially and adversely impacted during such period.
Section 9.2    Notice of Event of Default. Pursuant to Section 2924b(d) of the California Civil Code, Borrower and Lender request that a copy of any notice of default be mailed to Borrower and Lender, respectively, at the address for such party set forth herein.
ARTICLE 10

REMEDIES
Section 10.1    Remedies. During the continuance of any Event of Default, Lender may (a) declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the obligation, if any, of Lender to advance amounts hereunder, and (c) exercise all rights and remedies therefor under this Agreement, the Deed of Trust and the other Loan Documents and otherwise available at law or in equity.
Section 10.2    Lender’s Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make Advances to make such payment or perform such act, and shall have the right (subject to rights of tenants) to enter upon the Hotel Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as is necessary to protect the Mortgaged Property or Lender's interest therein. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an Advance for the purpose of preventing or removing the same. Borrower shall indemnify, defend and hold Lender harmless from and against, and be responsible for, any and all Losses incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.2, except as a result of Lender’s gross negligence or willful misconduct.

76

Section 10.3    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Mortgaged Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Mortgaged Property in preference to every other claimant whatsoever. Borrower agrees that the actions, sales, proceedings and foreclosure described herein or in any of the other Loan Documents may be commenced in any order determined by Lender in its reasonable discretion.
Section 10.4    Advances. Provided an Event of Default exists, Lender shall have the right (but not the obligation) to make Advances and obtain reimbursement for any and all Advances to satisfy any of Borrower’s obligations under this Agreement that Borrower fails to timely satisfy, which Advances shall constitute additions to the Loan. Lender may make an Advance in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. All Advances shall bear interest at the Default Rate from the date that Lender notifies Borrower that each such Advance or expense is made or incurred to the date of repayment. Borrower shall pay or reimburse Lender within fifteen (15) Business Days after written demand for any and all Advances made pursuant to this Agreement, including for all interest thereon and for all reasonable out of pocket costs and expenses (including reasonable out-of-pocket attorneys’ and appraisers’ and receivers’ fees, costs and expenses and the expenses and reasonable out-of-pocket fees of any similar official) related or incidental to the collection of the Indebtedness, any foreclosure of the Deed of Trust or any other Loan Document, any enforcement, compromise or settlement of any Loan Document or the Indebtedness in any judicial, arbitration, administrative, probate, appellate, bankruptcy, insolvency or receivership proceeding, as well as in any post-judgment proceeding to collect or enforce any judgment or order relating to the Indebtedness or any Loan Document, as well as any defense or assertion of the rights or claims of Lender in respect of any thereof, by litigation or otherwise. All Advances made and any reasonable expenses incurred at any time by Lender pursuant to the provisions the Loan Documents or under applicable law shall be secured by the Deed of Trust as part of the Indebtedness, with equal rank and priority.
Section 10.5    Participation In Proceedings. Except as limited by applicable law, Lender may, after written notice to Borrower: (a) appear in and defend any action or proceeding, in the name and on behalf of either Lender or, during the continuance of an Event of Default, Borrower, in which Lender is named or, during the continuance of an Event of Default, which Lender determines in its reasonable discretion is likely to have a material adverse effect on the Mortgaged Property (including the Hotel Property), the Additional Collateral, the Deed of Trust, the Lien thereof or any other Loan Document; and (b) during the continuance of an Event of Default, institute any action or proceeding which Lender determines in its reasonable discretion should be instituted to protect its interest in the Mortgaged Property or its rights under the Loan Documents, including foreclosure proceedings.

77

ARTICLE 11

LIMITATIONS ON LIABILITY
Section 11.1    Limitation on Liability.
(a)    Subject to the provisions of this Section 11.1, in any action or proceedings brought on any Loan Document in which a money judgment is sought, Lender will look solely to the Mortgaged Property and other property described in the Loan Documents (including the Property Income and any other rents and profits from such property prior to the distribution thereof in compliance with this Agreement) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower (other than as provided in the Environmental Indemnification Agreement), Master Tenant, or any member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Borrower or Master Tenant (or any member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Borrower or Master Tenant, or any director, officer, employee, agent, manager or trustee of any of the foregoing) (other than as provided in the Recourse Guaranty Agreement or any other third party indemnity or guaranty agreements delivered to Lender from time to time).
(b)    The provisions of Section 11.1(a) shall not:

(i)	constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document;

(ii)
be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Federal Bankruptcy Code to file a claim for the full amount of the Indebtedness evidenced by this Agreement and the Note and secured by the Deed of Trust or to require that all of the Mortgaged Property shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents;

(iii)	impair the right of Lender to name Borrower as a party or parties’ defendant in any action or suit for judicial foreclosure and sale under the Deed of Trust;

(iv)
affect the validity or enforceability of, or limit recovery under, any indemnity (including the Environmental Indemnification Agreement), guaranty or other lease or similar instrument made in connection with the Loan Documents;

(v)	impair the right of Lender to obtain the appointment of a receiver; or

78

(vi)	impair Lender’s rights and remedies under this Agreement, the Deed of Trust or any separate assignment of leases and rents regarding the assignment of Leases and Property Income to Lender.
(c)    Notwithstanding any provisions of Section 11.1(a), Borrower and Indemnitor (pursuant to the terms of the Recourse Guaranty Agreement) shall be personally liable to Lender and Lender shall have full recourse to Borrower and Indemnitor in connection with the Loan to the extent provided below in connection with the following:

(i)
Fraud or intentional material misrepresentation by Borrower, any Indemnitor, any Affiliate of the foregoing, or any constituent general partner, manager or managing member of Borrower, in connection with the Loan Documents or the assumption of the Loan – Recourse liability for any Losses actually incurred by Lender to the extent resulting from such acts;

(ii)
Misappropriation by Borrower, any Indemnitor, any Affiliate of the foregoing, or constituent general partner, manager or managing member of Borrower, of insurance and/or condemnation proceeds received by or on behalf of Borrower and not paid over to Lender or applied in accordance with the terms of the Loan Documents – Recourse liability for the amount of any sums not applied to expenses related to the Hotel Property or paid over to Lender;

(iii)
Misappropriation by Borrower, any Indemnitor, any Affiliate of the foregoing, or any constituent general partner, manager or managing member of Borrower, of any security deposits, advances or prepaid rents, cancellation or termination payments and other sums received by Borrower, any Indemnitor or any other Person in connection with the operation of the Hotel Property – Recourse liability for the amount of any such sums not applied to expenses related to the Hotel Property or not paid over to Lender;

(iv)
Unless such removal is done at the request of Hotel Manager, removal of any non-obsolete equipment from the Hotel Property by Borrower, any Indemnitor, any Affiliate of the foregoing, or any constituent general partner, manager or managing member of Borrower, which is not replaced with equipment of equal or greater utility or value – Recourse liability for the replacement value of any equipment which is so removed and not so replaced;

(v)
Any act of arson or malicious destruction or a Waste Event of Default affecting any of the Mortgaged Property, the Hotel Property or the Additional Collateral by Borrower, any Indemnitor, any Affiliate of the foregoing, or any constituent general partner, manager or managing member of Borrower – Recourse liability for any Losses

79

actually incurred by Lender to the extent resulting from each such act (provided, however, there shall be no recourse hereunder to the extent there are insufficient revenues from the Hotel Property and/or from funds in the FF&E Reserve to pay for the cost of any Required Deferred Maintenance or Lender fails to disburse funds from any reserves established and controlled by Lender under the Loan Documents to pay the same);

(vi)
Filing by Borrower or any Indemnitor of a voluntary bankruptcy or insolvency proceeding, or (as a result of a violation of the SPE Requirements set forth in Section 6.12 hereof) the substantive consolidation of Borrower into the bankruptcy estate of another – Recourse liability for the entire Indebtedness;

(vii)
The filing against Borrower or any Indemnitor of an involuntary bankruptcy or insolvency proceeding by a party other than the Lender Parties, with respect to which proceeding Borrower or Indemnitor, any Affiliate thereof, or any constituent general partner, manager or managing member of Borrower, has acted in concert with, solicited or caused to be solicited, petitioning creditors, or has colluded or conspired with any party to cause the filing thereof (a “Collusive Involuntary”) – Recourse liability for the entire Indebtedness;

(viii)
In the context of any involuntary insolvency proceeding filed against Borrower or Indemnitor other than a Collusive Insolvency, Borrower, any Affiliate thereof, or any constituent general partner, manager or managing member of Borrower (A) opposes, or joins any opposition to, any motion by Lender for relief from the automatic stay of Section 362 of the Federal Bankruptcy Code or any motion to dismiss such insolvency proceeding or seeks to reinstate the automatic stay in such insolvency proceeding, or (B) in such insolvency proceeding, (1) challenges the liens or claims of Lender, or brings any action to avoid the liens or claims of Lender as a preference or a fraudulent transfer, or pursuant to any similar law or principle at equity, (2) brings or joins in a motion for use, sale (other than a sale that repays the Loan, including all related fees, costs, expenses and any applicable prepayment premiums, in full) or lease of any of the Hotel Property without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, or (3) files, joins in or consents to any plan of reorganization or relief of Borrower that impairs Lender’s claims and/or interests in any of the Mortgaged Property or the Additional Collateral that was not consented to by Lender - Recourse liability for entire Indebtedness;

80

(ix)
Failure of Borrower to timely pay (A) premiums for any insurance required to be maintained under the Loan Documents or (B) real estate taxes and assessments, provided that in each case under subparagraphs (A) and (B), there is sufficient cash flow from the Hotel Property to pay the same and provided further that Lender’s failure to disburse funds from any reserves established under the Loan Documents to pay the same shall not constitute a failure by Borrower to make such payment for purposes hereof – Recourse liability for any Losses actually incurred by Lender to the extent resulting from any such failure accruing up to the earlier of (1) foreclosure of the Deed of Trust on the Mortgaged Property or (2) tender by Borrower to Lender of a binding deed in lieu of foreclosure insurable by Lender’s title insurance company (without any obligation of Lender to accept the deed in lieu);

(x)
Violation of the restrictions set forth in Article 8 hereof restricting (A) transfers of fee simple title to all or substantially all of the Mortgage Property or (B) a change in Control of Borrower or, if Indemnitor ceases to own less than five (5%) of Borrower without Lender obtaining a Replacement Indemnity and/or a Replacement Guaranty when and as required under Article 8 hereof – Recourse liability for the entire Indebtedness;

(xi)
Without limiting the provisions of clause (x) above, violation of the restrictions on transfers of the Mortgaged Property or any ownership interest in Borrower set forth in the Loan Documents and such violation is not cured within thirty (30) days after notice from Lender – Recourse liability for any Losses actually incurred by Lender to the extent resulting from any such violation;

(xii)
Violation of the restrictions on subordinate, mezzanine and other financing secured by the Mortgaged Property, or direct or indirect interests in Borrower, as described in the Loan Documents – Recourse liability for the entire Indebtedness; and

(xiii)	Violation of the SPE Requirements set forth in Section 6.12 hereof – Recourse liability for any Losses incurred by Lender to the extent resulting from such violation of the SPE Requirements.

81

ARTICLE 12

MISCELLANEOUS
Section 12.1    Notices.
(a)    All notices, consents, approvals and requests required or permitted under any Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (i) certified United States mail, postage prepaid, return receipt requested; or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; addressed in either case as follows:
If to Lender, at the following address:
Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers
One Financial Plaza
Hartford, Connecticut 06103
Attention:    Finance Group Loan Servicing
Loan No. 1471101
With copies to:
Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers
One Financial Plaza
Hartford, Connecticut 06103
Attention:    Paralegal (Finance Group Loan Servicing)
Loan No. 1471101
And:
Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers
5000 Birch Street, Suite 7500
Newport Beach, California 92660
Attention:    Managing Director
Loan No. 1471101

And:

Cox, Castle & Nicholson LLP
2029 Century Park East, 21st Floor
Los Angeles, California 90067
Attention:    Adam B. Weissburg, Esq.

82

If to Borrower, at the following address:
SHR MLB, LLC
    c/o Strategic Hotels & Resorts, Inc.
200 W. Madison Street, Suite 1700
Chicago, Illinois 60606
Attention: Paula C. Maggio, Esq.
With a copy to:
Greenberg Traurig, LLP
1840 Century Park East, Suite 1900
Los Angeles, California 90067
Attention: Gregg Bernhard, Esq.
or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 12.1. A notice shall be deemed to have been given at the time of actual delivery or refusal of delivery.
(b)    Borrower acknowledges that Lender may elect to correspond or transmit information concerning the Loan or Borrower to Borrower, the Principals, Indemnitor, investors and other third parties via email or the internet. Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above. In addition, Borrower acknowledges that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and Borrower waives any right to privacy in connection therewith.
Section 12.2    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
Section 12.3    Successors and Assigns. This Agreement shall be binding upon Borrower’s successors and assigns and shall inure to the benefit of Lender, the Lender Parties and their respective successors and assigns.
Section 12.4    Joint and Several Liability. If more than one party is executing this Agreement as a Borrower, then each party that executes this Agreement shall be jointly and severally responsible for any and all obligations of any Borrower hereunder.
Section 12.5    Captions. The captions of the sections and Sections of this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.
Section 12.6    Further Assurances. Borrower shall do, execute, acknowledge and deliver, at Borrower’s sole cost and expense, such further acts, instruments or documentation, as Lender may (in its reasonable discretion) require from time to time to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender under any Loan Document,

83

but in no event will Borrower, Indemnitor or Master Tenant be required to incur, suffer or accept (except to a de minimis extent) any lesser rights or greater obligations or administrative or operational burden than as currently set forth in the Loan Documents. Further, concurrently herewith, Borrower shall deliver to Lender a Consent and Joinder substantially in the form of Exhibit D attached hereto, executed by Master Tenant with respect to this Agreement.
Section 12.7    Severability. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Agreement invalid or unenforceable. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Agreement, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Agreement shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.
Section 12.8    Borrower’s Obligations Absolute. All sums payable by Borrower hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Premises or any portion thereof; (b) any restriction or prevention of or interference with any use of the Premises or any portion thereof; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any Bankruptcy Proceeding relating to Borrower, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, or any action taken with respect to any Loan Document by any trustee or receiver of Borrower, any Principal, any Indemnitor or any general partner, manager or managing member of Borrower, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.
Section 12.9    Amendments; Consents. This Agreement cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless in writing and signed by the party against which enforcement is sought. No consent or approval required under any Loan Document shall be binding unless in writing and signed by the party sought to be bound.

84

Section 12.10    Other Loan Documents and Exhibits. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents, and each of them, which are to be kept and performed by Borrower are hereby made a part of this Agreement to the same extent and with the same force and effect as if they were fully set forth in this Agreement, and Borrower shall keep and perform the same, or cause them to be kept and performed, strictly in accordance with their respective terms. The Cover Sheet and each exhibit, schedule and rider attached to this Agreement are integral parts of this Agreement and are incorporated herein by this reference. In the event of any conflict between the provisions of any such exhibit, schedule or rider and the remainder of this Agreement, the provisions of such exhibit, schedule or rider shall prevail.
Section 12.11    Merger. So long as any Indebtedness shall remain unpaid, fee title to and any other estate in the Mortgaged Property shall not merge, but shall be kept separate and distinct, notwithstanding the union of such estates in any Person.
Section 12.12    Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower under every Loan Document.
Section 12.13    Transfer of Loan. Lender may, at any time, sell, transfer or assign the Loan Documents or any portion thereof, and any or all servicing rights with respect thereto (collectively, a “Transfer”), or grant participations therein (a “Participation”) or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”). In the case of a Transfer, the transferee shall have, to the extent of such Transfer, the rights, benefits and obligations of “Lender” under the Loan Documents. Lender may, on a confidential basis, forward to each prospective purchaser, transferee, assignee, servicer, participant, investor in such Transfer, Participation or Securitization or any Rating Agency rating such Securitization (collectively, the “Investor”) and each prospective Investor or any agency maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, and any Indemnitor, whether provided by Borrower, any Indemnitor, or otherwise, as Lender determines (in its reasonable discretion) necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable state or federal law to prohibit disclosure, including any right of privacy. Further Borrower acknowledges that such information may be transmitted via the internet or by email. Lender will notify Borrower in writing of any Transfer of the Loan that results in Lender or its affiliates not retaining any ownership or servicing interest in the Loan. Lender shall reimburse Borrower for its reasonable out-of-pocket costs and expenses incurred in connection with this Section 12.13. Notwithstanding the foregoing, so long as there is then no Event of Default outstanding, Lender shall not undertake any Transfer or grant any Participation to any Competitor.
Section 12.14    Cooperation. Borrower shall, and shall cause Indemnitor to, use commercially reasonable efforts to cooperate with Lender in connection with servicing the Loan and any Transfer, Participation, Securitization or any other financing created or obtained in connection with the loan, including:

85

(a)    Estoppel Certificates. Borrower, within ten (10) Business Days following a request by Lender, shall provide Lender or any proposed assignee with an estoppel certificate containing the information set forth in Section 6.9, duly acknowledged and certified;
(b)    Bifurcation of Note. The Note and the Deed of Trust may, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Mortgaged Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by any Indemnitor or the then owner of any of the Mortgaged Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of Indebtedness, on the same form as the Note, provided, however, that any such substitute notes and security instruments shall not, without Borrower’s consent, (A) increase or otherwise adversely change the monetary obligations or liabilities of Borrower, Indemnitor or Master Tenant under the Loan Documents or the other economic terms thereof, (B) adversely modify any non-monetary obligations of Borrower, Indemnitor or Master Tenant under the Loan Documents or any rights or remedies of Borrower, Indemnitor or Master Tenant under the Loan Documents, (C) result in any adverse operational change to the Property, or (D) otherwise adversely affect (in Borrower’s good faith judgment) the Mortgaged Property, Borrower, Indemnitor or Master Tenant (including any tax or estate planning consequence), except with respect to any of the foregoing clauses, in a de minimis manner; without limiting the foregoing, Borrower shall not be required to incur any “rate creep” or similar effect. Lender shall reimburse Borrower for its reasonable out-of-pocket costs and expenses incurred in connection with this Section 12.14(b); and
(c)    Transfer of Funds. In the event of a Securitization, all funds held by Lender in connection with the Loan may be deposited in eligible accounts at eligible institutions as then defined and required by any Rating Agency. Borrower and Indemnitor may be required to execute additional documents in connection with any such Transfer, Participation, Securitization or financing, including a new note or notes, subject to the proviso set forth in clause (b) above. Borrower shall not be required to incur any out of pocket costs in connection with any such cooperation.
Section 12.15    Register. Lender shall cause to be kept a register (the “Register”) for the registration of ownership and transfer or assignment of the Note or any substitute note or notes secured by the Deed of Trust. The names and addresses of the registered owners of such notes, the transfers or assignment of such notes and the names and addresses of the transferees of such notes will be registered in the Register under such reasonable regulations as Lender may prescribe. Borrower and Lender shall deem and treat the registered owner of any note as shown in the Register as the absolute owner thereof for all purposes, and neither Borrower nor Lender shall be affected by any notice to the contrary and payment of the principal of, interest on, and Prepayment Premium or Closed Period Prepayment Premium, as applicable, if any, due on or with respect to the related note shall be made only to or upon the order of such registered owner. All such payments so made shall be valid and effective to satisfy and discharge the liability of Borrower upon such notes to the extent of the sums so paid. Upon reasonable request from time to time, Lender shall permit Borrower to examine the Register.

86

Section 12.16    Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited, without any Prepayment Premium or Closed Period Prepayment Premium, as applicable, to the outstanding principal of the Loan; and (b) if the Maturity Date is accelerated by reason of an election by Lender in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, pro-rated, allocated and spread from the date of advance until payment in full thereof so that the actual rate of interest is uniform through the term hereof. If such amortization, pro-ration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically on the Note as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited, without any Prepayment Premium or Closed Period Prepayment Premium, as applicable, to the outstanding principal of the Loan. The terms and provisions of this Section 12.16 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State as set forth in Section 12.19, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.
Section 12.17    Survival. All of the representations, warranties, covenants, and indemnities of Borrower hereunder (other than relating to environmental matters which are instead addressed in the Environmental Indemnification Agreement) shall survive (a) until full and final repayment of the entire Indebtedness (including satisfaction of any outstanding obligations under the Recourse Guaranty Agreement), (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Mortgaged Property to any party, and (c) any assignment by Lender of any interest in the Loan hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that after giving effect to such assignment Lender may cease to be a “Lender” hereunder.
Section 12.18    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND

87

EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTY HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 12.19    Governing Law. In all respects, including matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located applicable to contracts and obligations made and performed in such State and any applicable laws of the United States of America. Interpretation and construction of this Agreement shall be according to the contents hereof and without presumption or standard of construction in favor of or against Borrower or Lender.
Section 12.20    Consent to Jurisdiction and Venue. Each of Borrower and Lender hereby submits to personal jurisdiction in the State in which the Premises are located for the enforcement of the provisions of this Agreement and irrevocably waives any and all rights to object to such jurisdiction for the purposes of litigation to enforce any provision of this Agreement. Each of Borrower and Lender hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in the state in which the Premises are located. Each of Borrower and Lender hereby irrevocably waives any objection that it may have to the laying of the venue of any such actions, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.
Section 12.21    Agent for Service of Process. Borrower hereby designates and appoints Corporation Service Company, having an address of 2710 Gateway Oaks Drive, Suite 150-N, Sacramento, California 95833, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in connection with this Agreement. Borrower (a) shall give prompt notice to Lender of any change of address of its authorized agent hereunder, (b) may at any time and from time to time designate a substitute authorized agent with an office in the State where the Premises are located (which substitute agent and office shall be designated as the person and address for service of process), and (c) shall promptly designate such a substitute if its authorized agent ceases to have an office the State where the Premises are located or is dissolved without leaving a successor.
Section 12.22    Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior,

88

contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 12.23    Pledge and Grant of Security Interest. Borrower hereby pledges to Lender, and grants a security interest in, any and all monies now or hereafter deposited with Lender or with a third-party depository bank from time to time as additional security for the payment of the Loan but subject to the rights of tenants with respect to any tenant security deposits under Leases and excluding any payroll account held by Borrower. Without limiting the foregoing, Borrower hereby grants a security interest in all monies deposited into the FF&E Reserve to be maintained pursuant to Section 5.4 and into the Working Capital Reserve contemplated under Section 5.5 and all proceeds thereof and any interest thereon, which security interests shall be perfected by operation of the Deposit Agreement; provided, however, in each instance, such security interest shall be subject to the Hotel Manager’s right to utilize the funds therein set forth in Section 9 of the Hotel Manager Subordination. Borrower shall not further pledge, assign or grant any security interest in any monies on deposit therein from time to time or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements (except those naming Lender as the secured party) to be filed with respect thereto. Except as otherwise provided in this Agreement, during the continuance of an Event of Default, Lender may apply any such sums then deposited with Lender to the payment of the charges for which such funds have been deposited or to the payment of the Loan or any other charges affecting the security of the Loan, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Until expended or applied as above provided, such funds shall constitute additional security for the Loan.
Section 12.24    Costs. Borrower shall pay all reasonable out-of-pocket Costs incurred by Lender in connection with the collection or enforcement of the Loan or any of the Loan Documents (as applicable), including probate, appellate and bankruptcy proceedings, any post-judgment proceedings to collect or enforce any judgment or order relating to the Loan or any of the Loan Documents (as applicable), and all such Costs occurring after the Closing Date shall be included as additional Indebtedness bearing interest at the Default Rate set forth herein until paid. In any action to foreclose the lien hereof or otherwise enforce Lender’s rights and remedies hereunder, there shall be allowed and included as additional Indebtedness all Costs which may be paid or incurred by or on behalf of Lender. For the purposes hereof “Costs” means all reasonable out-of-pocket expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys’ fees, receivers’ fees, appraisers’ fees, engineers’ fees, accountants’ fees, independent consultants’ fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender’s out-of-pocket costs and expenses related to any audit or inspection of the Hotel Property, outlays for documentary and expert evidence, stenographers’ charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may (in its reasonable discretion) deem necessary either to prosecute any action or to evidence to bidders at any sale of the partnership interests in Borrower the true condition of the title to, or the value of, the Mortgaged Property. Further, all “Costs” shall include such other reasonable out-of-pocket costs, expenses and fees as may be

89

incurred by Lender in the protection of the Mortgaged Property and the maintenance of the lien of the Deed of Trust, including, attorneys’ fees, expenses and costs in any litigation or proceeding affecting this Agreement, the Deed of Trust, the Note, the other Loan Documents, the Mortgaged Property, the Additional Collateral, or the personal property, including probate, appellate, and bankruptcy proceedings, and any post-judgment proceedings to collect or enforce any judgment or order relating to this Agreement or the other Loan Documents, to obtain any court order or the appointment of a receiver to enforce Lender’s rights pursuant to Section 564 of the California Code of Civil Procedure and/or Section 2929.5 of the California Civil Code or in preparation for the commencement or defense of any action or proceeding, shall be immediately due and payable to Lender, with interest thereon at the Default Rate, and shall be secured by the Deed of Trust. This provision is separate and several, and shall survive the merger of this provision into any judgment.
Section 12.25    Publicity Restriction. Each of Borrower and Lender hereby covenants for itself and its Affiliates that it shall not issue any press release or public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of all parties to this Agreement, except to the extent required by any applicable Legal Requirements or the regulations of the U.S. Securities and Exchange Commission. If any party is required by any applicable Legal Requirements or the regulations of the U.S. Securities and Exchange Commission to issue such a press release or public statement, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed release or statement to the other parties for their review.
ARTICLE 13

THE ADMINISTRATIVE AGENT
Section 13.1    Appointment, Powers and Immunities. At all times when there is a lender other than (including in addition to) Lender under this Agreement, the Lenders shall be deemed to appoint and authorize the Administrative Agent to act for all purposes as their agent under the Loan Documents. The provisions of this Article 13 shall not apply at any time when the Administrative Agent is the sole Lender.
Section 13.2    Reliance by Borrower on Administrative Agent. At all times when there is more than one Lender, (a) Borrower (i) is entitled to rely on the Administrative Agent for any waiver, amendment, approval or consent given by “Lender” under the Loan Documents, (ii) shall adhere only to waivers, amendments, approvals or consents given by Administrative Agent, on behalf of “Lender” under the Loan Documents, and (iii) shall make all payments under the Notes and the other Loan Documents to Administrative Agent, as set forth herein; (b) Administrative Agent shall, on behalf of all of the Lenders, be permitted to take all actions, including exercising all remedies, permitted to be taken by “Lender” under the Loan Documents (either by law or pursuant to the terms of the Loan Documents); and (c) all legal action taken respecting the Loan Documents shall be taken by the Administrative Agent on behalf of the Lenders, and all default notices under the Loan Documents will be provided by the Administrative Agent. Unless and until the Lenders notify Borrower otherwise, the Administrative Agent is Cornerstone Real Estate Advisers Inc. The use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of

90

any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Notwithstanding anything to the contrary contained in the Notes, unless otherwise directed by Administrative Agent in writing, all payments under the Loan Documents shall be made by Borrower to the Administrative Agent in accordance with the provisions of Section 2.7(a).
Section 13.3    Rights as a Lender. If the Administrative Agent is also a Lender hereunder it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.
ARTICLE 14

AMENDMENT AND RESTATEMENT
Section 14.1    Amendment and Restatement. This Agreement amends, restates and replaces in its entirety the Original Loan Agreement, and after the date hereof, the Original Loan Agreement shall be of no further force or effect. The Original Loan Agreement shall be cancelled by the substitution of this Agreement therefor, effective as of the date hereof, but shall not constitute a novation of the indebtedness evidenced by the Original Loan Agreement.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement as of the date first written above.
LENDER:
MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY, a Massachusetts
                        Corporation
By:    Cornerstone Real Estate Advisers Inc.,
its Authorized Agent
By:    /s/ Christian Andersson
Name:    Christian Andersson
Its:    Managing Director
[Signatures continue on the following page]

91

BORROWER:
SHR MLB, LLC,
a Delaware limited liability company
By:    /s/ Jonathan P. Stanner
Name:    Jonathan P. Stanner
Its:    SVP, Capital Markets, Acquisitions & Treasurer

[End of Signatures]

1

EXHIBIT A
LEGAL DESCRIPTION OF PREMISES
All that certain real property situated in the County of Orange, State of California, described as follows:

Parcel A:

Lots 17 and 18 and Lettered Lots A, C, E, J and K of Tract No. 15497, in the City of Laguna Beach, County of Orange, State of California, as shown on a Map filed in Book 827, Pages 16 through 26 inclusive of Miscellaneous Maps, Records of Orange County, California.

Parcel B: (formerly Lettered Lot F of Tract No. 15497)

Parcel 2 as shown on Exhibit “B” attached to Lot Line Adjustment No. LL-02-12, recorded December 11, 2002 as Instrument No. 2002001125723 of Official Records, and re-recorded February 10, 2003 as Instrument No. 2003000150452 of Official Records.

Parcel C:

A perpetual easement for the purpose of a storm drain and maintenance of all storm drains and storm drain facilities, in, on, over, under, above and across those portions of Lots “H” and “I” of Tract No. 15497, as shown on a Map recorded in Book 827, Pages 16 to 26 inclusive of Miscellaneous Maps, Records of Orange County, California, included within the land described in that certain grant of storm drain easement between the City of Laguna Beach, a municipal corporation, grantor and Five Star Resort, LLC, a Delaware limited liability company, grantee, dated June 19, 2002, recorded June 20, 2002 as Instrument No. 20020519671 of Official Records of Orange County, California.

Parcel D:

Appurtenant, non-exclusive easements for common maintenance area and common maintenance area ingress and egress; private storm drain purposes; and support as said easements are set forth and defined in Sections 3.2, 3.3 and 3.4.2 in that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions of the Laguna Beach Colony Destination Resort Community recorded December 12, 2002 as Instrument No. 2002001132724 of Official Records of Orange County, California.

Parcel E:

An easement for view corridor maintenance as set forth and defined in Section 3.4.3 in that certain Amended and Restated Master Declaration of Covenants, Conditions and Restrictions of the Laguna Beach Colony Destination Resort Community recorded December 12, 2002 as Instrument No. 2002001132724 of Official Records of Orange County, California.

1

Parcel F:

Parcel 2, as shown on Exhibit “B” attached to Lot Line Adjustment LL 95-01 recorded November 22, 1995 as Instrument No. 95-0520276 of Official Records of Orange County, California.

Parcel G:

A non-exclusive easement for ingress and egress over Parcel 1 as shown on Exhibit “B” attached to Lot Line Adjustment LL 95-01 recorded November 22, 1995 as Instrument No. 95-0520276 of Official Records of Orange County, California, as set forth and defined in that certain grant deed recorded September 15, 1997 as Instrument No. 97-0449412 of Official Records of Orange County, California, and as clarified by that certain Agreement Regarding Reserved Easement for Ingress and Egress recorded August 6, 2014 as Instrument No. 2014000316578 of Official Records of Orange County, California.
Assessor’s Parcel No.: 656-451-01, 02, 04; 656-441-18, 21, 24, 25, 27; 656-191-39

2

EXHIBIT B
LIST OF OPERATING AGREEMENTS
1.     The Management Agreement.
2.     That certain Development Agreement dated as of October 7, 1999, executed by the City of Laguna Beach and Five Star Resort LLC, a Delaware limited liability company, and recorded on November 3, 1999 as Instrument No. 19990770847, as amended by that certain Operating Memorandum No. 1 dated as of June 12, 2002, executed by the City and Five Star, and recorded in the Official Records on June 20, 2002 as Instrument No. 20020519675 (the “Development Agreement”).

1

EXHIBIT C
LIST OF EASEMENT AGREEMENTS
1.     Development Agreement.
2.    The Parking Lot Easement.
3.     CC&Rs.
4.     That certain easement agreement recorded in the Official Records on March 5, 1986 as Instrument No. 86-088089.
5.     That certain easement agreement recorded in the Official Records on March 7, 2002 as Instrument No. 20020192711.
6.     Those certain easements shown on that certain map/plat for Tract No. 15497, recorded in the Official Records on April 5, 2002, in Book 827, Pages 16 through 26 of Tract Map.
7.     That certain easement agreement recorded in the Official Records on April 24, 2002 as Instrument No. 20020343774.
8.     That certain easement agreement recorded in the Official Records on June 20, 2002 as Instrument No. 20020519672.
9.     That certain easement agreement recorded in the Official Records on April 21, 2003 as Instrument No. 2003000442394
10.     That certain easement agreement recorded in the Official Records on April 21, 2003 as Instrument No. 2003000442396.
11.     That certain easement agreement recorded in the Official Records on April 21, 2003 as Instrument No. 2003000442398.
12.     That certain easement agreement recorded in the Official Records on April 21, 2003 as Instrument No. 2003000442401.
13.     That certain easement agreement recorded in the Official Records on May 19, 2003 as Instrument No. 2003000574494.
14.     That certain easement agreement recorded in the Official Records on May 19, 2003 as Instrument No. 2003000574495.
15.     That certain easement agreement recorded in the Official Records on May 20, 2003 as Instrument No. 2003000581892.
16.     That certain easement agreement recorded in the Official Records on April 12, 1940 In Book 1042, Page 141.

1

17.     That certain easement agreement recorded in the Official Records on June 16, 1943 in Book 1189, Page 559 of Official Records.
18.     That certain easement agreement recorded in the Official Records on April 13, 1955 in Book 3030, Page 79.
19.     That certain easement agreement recorded in the Official Records on February 17, 1967 in Book 8179, Page 283.
20.    That certain Agreement Regarding Reserved Easement for Ingress and Egress recorded in the Official Records on August 6, 2014 as Instrument No. 2014000316578.

2

EXHIBIT D

FORM OF CONSENT AND JOINDER

DTRS MLB, LLC, a Delaware limited liability company (“Master Tenant”), as of January 29, 2015, hereby consents to that certain Amended and Restated Loan Agreement (the “Agreement”) dated as of the date hereof, executed by SHR MLB, LLC, a Delaware limited liability company (“Borrower”), in favor of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Lender”). Master Tenant acknowledges the express terms of the Agreement and agrees that it shall cooperate with Borrower in connection with the performance of Borrower’s obligations under the Agreement, shall perform and comply with all of the covenants to be undertaken by the Master Tenant set forth in the Agreement, and shall not take any action which is inconsistent with the exercise of Lender’s rights thereunder.

DTRS MLB, LLC,
a Delaware limited liability company
By:
Name:
Its:

1